Exhibit 10.15

MARINA VILLAGE

Alameda, California

NET OFFICE-TECH LEASE

BASIC LEASE INFORMATION

Effective Date:	March 1, 2005		Lease Reference

Landlord:	ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership

Tenant:	XENOGEN CORPORATION, a Delaware corporation

Premises and Building Address:	850 Marina Village Parkway, Suite 100, Alameda CA 94501		Paragraph 1

Approximate Area of Premises:	19,518 rentable square feet (“rsf”)		Paragraph 1

Term Commencement:	The later of (i) May 1, 2005 or (ii) the date on which the Premises are delivered to Tenant with those portions of the Landlord’s Work completed as required under Section II of Exhibit B (the “Commencement Date”).		Paragraph 2

Estimated Term Commencement:	May 1, 2005

Term Expiration:	February 28, 2011		Paragraph 2

Base Rent:	Commencement Date –2/28/06	$18,932/Month	Paragraph 3(a)
	3/1/06 – 2/28/07	$19,792/Month
	3/1/07 – 2/28/08	$20,378/Month
	3/1/08 – 2/28/09	$20,981/Month
	3/1/09 – 2/28/10	$21,602/Month
	3/1/10 – 2/28/11	$22,242/Month

Tenant’s Percentage Share:	19,518 rsf ÷ 40,498 rsf = 48.19%		Paragraph 4(a)

Use:	General Office, light manufacturing and warehousing.		Paragraph 6(a)

Security Deposit:	$38,394 ( See Addendum)		Paragraph 16

Tenant’s Address for Notices:	850 Marina Village Parkway, Alameda, CA 94501 Telecopier: (510)		Paragraph 21

Landlord’s Address for Notices:	Alameda Real Estate Investments	Paragraph 21
2479 Bayshore Road, Suite 704
Palo Alto, CA 94303
Attn: Joseph R. Seiger
Telecopier No. (650) 463-1615

With a copy to (and address for payment of rent):
Alameda Real Estate Investments
1150 Marina Village Parkway, Suite 100
Alameda, CA 94501
Telecopier No. (510) 523-1638

Broker(s):	CB Richard Ellis	Paragraph 22(j)

Exhibits & Other Attachments:
Exhibit A - Outline of Leased Premises
Exhibit B - Provisions Relating to the Design and Construction Of Tenant’s Work
Exhibit C - Verification Memorandum
Addendum to Net Office-Tech Lease

The provisions of the Lease identified above in the margin are those provisions where references to particular Basic Lease Information appear. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

TENANT:	LANDLORD:

XENOGEN CORPORATION, a Delaware corporation	ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership

By:	By:	Vintage Alameda Investments, LP a California limited partnership, operating general partner
Name:
Title:		By:	Vintage Properties-Alameda Commercial, a California corporation, managing general partner

By:			By:
Name:			Name:	Joseph R. Seiger
Title:			Title:	President

Date:			Date:

MARINA VILLAGE

NET OFFICE-TECH LEASE

THIS LEASE (“Lease”) is made and entered into as of the Effective Date by and between ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership (“Landlord”), and XENOGEN CORPORATION, a Delaware corporation (“Tenant”).

WITNESSETH

1.	Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the term of this Lease and at the rental and upon the conditions set forth below, the Premises (the “Premises”) described in the Basic Lease Information and identified on the drawing attached hereto as Exhibit A (“Exhibit A”). The Premises are located within the building identified in the Basic Lease Information (the “Building”). The Building is located with the approximately 200-acre development (the “Project”) commonly known as Marina Village, Alameda, California. Subject to substantial completion by Landlord of any improvements to the Building or the Premises which Landlord is explicitly required to make under this Lease, Tenant shall accept the Premises in its “as-is” condition as of the date of delivery by Landlord.

2.	Term. The term of this Lease shall commence and, unless sooner terminated as hereinafter provided, shall end on the dates respectively specified in the Basic Lease Information. If Landlord shall permit Tenant to occupy the Premises prior to the date of term commencement, such occupancy shall be subject to all the terms of this Lease. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the date of term commencement, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting there from, but in that event, subject to any contrary provisions in any agreement with Landlord covering initial improvement of the Premises, rental shall be waived for the period between commencement of the term and the time when Landlord can deliver possession. The date of term expiration shall be extended by the number of days of delay in delivery of possession and any additional period required so that it will expire on the last day of a calendar month, and the commencement and expiration dates shall be confirmed in a Verification Memorandum in the form of Exhibit C (“Exhibit C”) executed by Landlord and Tenant promptly following delivery of possession.

3.	Rent.

(a) Tenant shall pay to Landlord as rental the amount specified in the Basic Lease Information as the Base Rent. Base Rent shall be payable upon Tenant’s execution of this Lease and in advance on or before the first day of the first (1st) full calendar month following commencement of the term and of each successive calendar month thereafter during the term. If the term commences on other than the first day of a calendar month any excess payment of Base Rent shall be credited against the last payment of Base Rent otherwise due.

(b) Effective as of each anniversary date of the commencement of the term, the Base Rent shall be increased to equal the sum of (i) the Base Rent as specified in the Basic Lease Information, plus (ii) the product obtained by multiplying such amount by the percentage increase in the Consumer Price Index measured from the measuring month which is two months preceding the commencement of the term to the measuring month two months preceding the anniversary date in question. As used herein, the term “Consumer Price Index” (“Consumer Price Index”) shall mean the United States Department of Labor’s Bureau of Labor Statistics Consumer Price Index, All Urban Consumers, All Items, San Francisco-Oakland-San Jose, California (1982-84 equals 100), or the successor of such index. Tenant shall continue paying the current Base Rent until the increased Base Rent has been calculated. Upon such calculation, Landlord shall give notice to Tenant of the amount of the new Base Rent which shall be due and payable effective as of the anniversary date and Tenant shall upon the giving of such notice pay Landlord any shortage in Base Rent accruing between the current anniversary date and the date of the notice.

(c) Tenant shall pay, as additional rent, all amounts of money required to be paid to Landlord by Tenant hereunder in addition to monthly rent, whether or not the same be designated “additional rent” (“additional rent”).

(d) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any loan secured by the Building. Accordingly, if any installment of rent or any other sums due from Tenant shall not be received by Landlord on the date due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies under this Lease.

(e) Any amount payable by Tenant to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate of ten percent (10%) per annum or, if a higher rate is legally permissible, at the highest rate legally permitted, provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default by Tenant under this Lease.

(f) All payments due from Tenant to Landlord hereunder shall be made to Landlord without deduction or offset in lawful money of the United States of America at the address for payment set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.

4.	Taxes and Operating Expense.

(a) Tenant shall pay its percentage share, as specified in the Basic Lease Information, of all Property Taxes assessed with respect to the Building during the term and its percentage share of all Operating Expenses paid or incurred by Landlord during the term. Tenant’s percentage share is calculated by dividing the rentable area of the Premises, as set forth in the Basic Lease Information, by the rentable area of the Building, and shall be subject to change if Landlord changes the total rentable area of the Building. If during any calendar year during the term, the Building is not fully occupied on the average, Operating Expenses and Property Taxes shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses and Property Taxes had the total rentable area of the Building been ninety-five percent (95%) occupied during such calendar year.

(b) For the purposes hereof, “Property Taxes” (“Property Taxes”) shall mean all real property taxes, assessments or governmentally imposed fees or charges (and any tax or assessment levied wholly or partly in lieu thereof) levied, assessed, confirmed, imposed, or which become a lien against the Building, including the tax parcel thereunder and the portions of common areas and appurtenances thereon or payable during the term. Property Taxes shall also include the cost of protesting real property taxes and assessments.

(c) For the purposes hereof, “Operating Expenses” (“Operating Expenses”) shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, including, without limitation: (i) all license, permit, and inspection fees; (ii) premiums for any insurance maintained by Landlord with respect to the Building; (iii) wages, salaries and related expenses and benefits of all on-site and off-site employees engaged in operation, maintenance and security; (iv) all supplies, materials, and equipment rental; (v) all maintenance, repair, replacement, janitorial, security, and service costs; (vi) management fees or a management cost recovery equal to a market rate management fee; (vii) management office rent or rental equivalent; (viii) professional services fees; (ix) amortization of the cost of capital improvements (together with interest thereon at the rate paid by Landlord or which would have been paid if Landlord had borrowed such funds) intended to reduce other Operating Expenses or which are required by law, following the Effective Date; (x) all charges for heat, water, gas, electricity and other utilities used or consumed in the Building and surrounding areas; and (xi) all other operating, management, and other expenses incurred by Landlord in connection with the ownership of the Building including expenses in the nature of other Operating Expenses which are payable with respect to the Building under declarations of covenants, restriction, conditions and easements affecting the Building. Landlord shall not collect in excess of one hundred percent (100%) of all of Landlord’s Operating Expenses and Landlord shall not recover, through Operating Expenses, any item of cost more than once. Operating Expenses shall not include the cost of repairs or restoration occasioned by a casualty to the extent covered by insurance proceeds made available to Landlord, taxes on Landlord’s income from all sources, expenses incurred in leasing to or procuring of tenants, leasing commissions, legal fees related to other tenants’ leases, advertising expenses, expenses for the renovating of space for new tenants, debt service payments by Landlord except as allowed above, nor any depreciation allowance or expense.

(d) (i) Tenant shall pay to Landlord each month at the same time and in the same manner as monthly rent, 1/12th of Landlord’s estimate of Tenant’s percentage share of the Property Taxes and Operating Expenses for the then current calendar year. Within ninety (90) days after the close of each calendar year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of actual Property Taxes and Operating Expenses for such calendar year. Landlord may determine some items of Property Taxes and Operating Expenses on a cash basis and other items on an accrual basis, so long as such determination is consistently applied to the same item during all accounting periods. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess against Operating Expenses and Property Taxes subsequently payable by Tenant. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of the statement. The obligations of Landlord and Tenant under this subparagraph with respect to the reconciliation between estimated payments and actual Property Taxes and Operating Expenses for the last year of the term shall survive the expiration or termination of this Lease. The amount payable by Tenant as its percentage share of Operating Expenses and Property Taxes for any portion of the term which is not an entire calendar year shall be prorated based upon the ratio that the number of days of the term in such calendar year bears to 365.

(ii) Tenant shall have the right, during normal business hours within sixty (60) days following Landlord’s delivery of Landlord’s statement regarding actual Property Taxes and Operating Expenses, to review and contest Landlord’s determination. Unless within such 60-day period, Tenant gives notice to Landlord of its contest of Landlord’s determination, Landlord’s statement shall be deemed final and accepted by Tenant. Pending resolution of any dispute with Landlord, Tenant shall pay the amount set forth in Landlord’s statement.

5.	Other Taxes. Tenant shall pay or reimburse Landlord within thirty (30) days following its demand for any taxes (other than local, state or federal, personal or corporate income taxes measured by the net income of Landlord from all sources), assessments, excises, levies, business taxes, license, permit, inspection, authorization, service payments in lieu of taxes and any other fees or charges of any kind, which are levied, assessed, confirmed or imposed by any public authority: (a) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or leasehold improvements made in or to the Premises at Tenant’s expense; (b) upon or by reason of the development, possession, use or occupancy of the Premises or the parking facilities used by Tenant in connection with the Premises; (c) imposed with respect to the rental payable hereunder; or (d) upon this transaction or any document to which Tenant is a party.

6.	Use.

(a) The Premises shall be used and occupied by Tenant for the use set forth in the Basic Lease Information and for no other purpose. Tenant shall, at Tenant’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term regulating the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or which unreasonably disturbs other tenants of the Building, nor shall Tenant, its employees, agents or invitees damage the Premises, the Building or any portion of the Project, nor place or maintain any signs on or visible from the exterior of the Premises, or use any corridors, sidewalks or other areas outside of the Premises for storage or any purpose other than access to the Premises. Tenant shall not conduct any auction at the Premises. Notwithstanding any other provision of this Lease, Tenant shall not use, keep or permit to be used or kept on the Premises any foul or noxious gas or substance, nor shall Tenant do or permit to be done anything in and about the Premises, either in connection with activities hereunder expressly permitted or otherwise, which would cause an increase in premiums payable under, or a cancellation of, any policy of insurance maintained by Landlord in connection with the Building or the Project or which would violate the terms of any covenants, conditions or restrictions affecting the Building or the land on which it is located.

(b) Tenant shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of hazardous, toxic, or radioactive materials (collectively, “Hazardous Materials”). As herein used, Hazardous Materials shall include, but not be limited to, those materials identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations, Division 4, Chapter 30, as amended from time to time, and those substances defined as “hazardous substances,” “hazardous materials, “hazardous wastes,” “chemicals known to cause cancer or reproductive toxicity,” “radioactive materials,” or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., 33 U.S.C. Section 1251 et seq., 42 U.S.C. Section 300(f) et seq., 42 U.S.C. 7401 et seq., California Health and Safety Code Section 25249.5 et seq., California Water Code Section 13000 et seq., California Health and Safety Code Section 39000 et seq. and any other governmental statutes, ordinances, rules, regulations, and precautions adopted pursuant to the preceding laws or other similar laws, regulations and guidelines now or hereafter in effect. Tenant shall not cause, or allow anyone else to cause, any Hazardous Materials to be used, generated, stored, or disposed of on or about the Premises or the Building other than reasonable quantities of office and cleaning supplies in their retail containers. Tenant shall defend (with counsel approved by Landlord), indemnify and hold Landlord, its members and its and their officers, directors, employees and agents, any entity having a security interest in the Premises or the Building, and its and their employees and agents (collectively, “Indemnitees”) harmless from and against all liabilities, claims, costs, damages, and depreciation of property value, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including, without limitation, the cost of any required or necessary investigation, monitoring, repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, as well as penalties, fines and claims for contribution to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant. Neither the consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification set forth above. Tenant’s obligations unless this paragraph 6 shall survive the expiration or termination of this Lease.

7.	Utilities.

(a) Tenant shall pay for all water, sewer, gas, electricity, heat, cooling, energy, telephone, refuse collection, alarm monitoring services, and other utility-type services furnished to Tenant or the premises, together with all related installation or connection charges or deposits. Wherever it is practical to do so such service shall be separately metered or charged to Tenant by the provider thereof and paid for directly by Tenant. To the extent any of the foregoing services are provided by Landlord, Tenant shall reimburse Landlord for all actual out-of-pocket costs incurred by Landlord in connection will the provision of such services as billed by the provider thereof based on Landlord’s reasonable estimate of the level of Tenant’s use or consumption of such services. Landlord shall bill Tenant for such services as incurred and payment shall be made by Tenant within ten (10) days after submittal of Landlord’s statement.

(b) Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting therefrom, and there shall not be any rent abatement, by reason of any interruption or curtailment whatsoever in utility services which is due to fire, accident, strike, governmental authority, act of God or other causes beyond the reasonable control of Landlord or any temporary interruption in such service which is necessary in the making of alterations, repairs or improvements to the Buildings or any part of it.

8.	Maintenance, Repairs and Alterations.

(a) Subject to the provisions of Paragraph 10 below, and except for damages caused by Tenant, its agents or invitees, Landlord shall keep in good condition and repair the foundations and exterior walls and roof of the Building and all common areas within the Building not leased to tenants. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises or the Building in good order, condition and repair.

(b) Tenant shall, at Tenant’s expense, maintain the interior portion of the Premises including, but not limited to, all plumbing and electrical fixtures and outlets, all computer and telecommunications wiring and outlets, and any interior glass in good condition and repair. If Tenant fails to do so Landlord may, but shall not be required to, enter the Premises and put them in good condition, and Landlord’s costs thereof as set forth in Landlord’s demand to Tenant shall automatically become due and payable as additional rent. Tenant shall be responsible for the provision, at its own expense, of appropriate janitorial service for the Premises. Tenant shall also cause to be maintained, at its expense and in good operating condition and repair, all heat, ventilating, and air conditioning equipment installed in the premises. If Landlord so elects, Tenant shall retain the services of Landlord or a maintenance company retained by it to perform maintenance of Tenant’s heating, ventilating and air conditioning equipment and shall reimburse Landlord for the cost thereof upon demand. At the expiration or earlier termination of the term Tenant shall deliver up possession of the Premises in good condition and repair, only ordinary wear and tear excepted, and with only such improvements and alterations as shall have been made with Landlord’s consent and not required by Landlord to be removed at the end of the term.

(c) Tenant shall not, without Landlord’s prior consent, make any alterations, improvements or additions in or about the Premises. As a condition to giving such consent, Landlord may require that Tenant remove any such alterations, improvements or additions at the expiration of the term, and to restore the Premises to their prior condition. Before commencing any work relating to alterations, additions or improvements affecting the Premises, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof, and shall furnish complete drawings and specifications describing such work as well as such information as shall reasonably be requested by Landlord substantiating Tenant’s ability to pay for such work. Tenant shall give Landlord at least five (5) business days’ notice prior to commencing any such work and Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises, the Building and Landlord from mechanics’ liens or any other liens. In any event, Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any mechanics’ liens to be levied against the Premises for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant or to Tenant’s agents or contractors in connection with work performed or claimed to have been performed on the Premises by or at the direction of Tenant. All alterations, improvements or additions in or about the Premises performed by or on behalf of Tenant shall be done by contractors designated or approved by Landlord, in a first-class, workmanlike manner which does not disturb or interfere with other tenants and is in compliance with all applicable laws, ordinances, regulations and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the Premises and the Building. Prior to commencing any such work, if required by Landlord, Tenant shall purchase builder’s risk insurance in an amount no less than the value of the completed work of alteration, addition or improvement on an all-risk basis, covering all perils then customarily covered by such insurance. In addition, prior to the commencement of any such work, if Landlord so requests, Tenant shall furnish to Landlord performance and payments bonds in a form and issued by a surety reasonably acceptable to Landlord in an amount equal to the cost of such work of alteration, improvement or addition. Notwithstanding anything in this Paragraph 8 to the contrary, upon Landlord’s request, Tenant shall remove any contractor, subcontractor or material supplier from the Premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building or damage to the Premises or the Building. Upon completion of work performed for Tenant, at Landlord’s request Tenant shall deliver to Landlord evidence of full payment therefor and full and unconditional waivers and releases of liens for all labor, services and/or materials used. Unless Landlord requires their removal, as set forth above, all alterations, improvements or additions which may be made on the Premises shall, at Landlord’s option, become the property of Landlord and remain upon and be surrendered with the Premises at the termination or expiration of the term; provided, however, that Tenant’s machinery, equipment and trade fixtures, other than any which may be affixed to the Premises so that they cannot be removed without material damage to the Premises, shall remain the property of Tenant and shall be removed by Tenant on or before such time.

9.	Insurance and Indemnity.

(a) Tenant shall obtain and maintain during the term of this Lease commercial general liability insurance with a combined single limit for personal injury and property damage in an amount not less than $2,000,000, and employer’s liability and workers’ compensation insurance as required by law. Tenant’s commercial general liability insurance policy shall (i) include coverage for premises and operations liability, products and completed operations liability, broad form property damage, blanket contractual liability and personal and advertising liability; (ii) provide that the insurer has the duty to defend all insureds, and (iii) provide that defense costs do not deplete policy limits. Such insurance shall also be endorsed to provide that (1) it may not be canceled or altered in such a manner as adversely to affect the coverage afforded thereby without thirty (30) days’ prior written notice to Landlord, (2) Landlord and other entities designated by Landlord are named as additional insureds, (3) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to subparagraph (b) below, and (4) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the opinion of Landlord’s insurance adviser, based on a substantial increase in recovered liability claims generally or in amounts of insurance which tenants in similar premises are then being required to maintain, the specified amounts of coverage are no longer adequate, within thirty (30) days following Landlord’s request, such coverage shall be appropriately increased. Tenant shall also obtain and maintain insurance (“Personal Property Insurance”) covering leasehold improvements paid for by Tenant and Tenant’s personal property and fixtures from time to time in, on, or at the Premises, in an amount not less than one hundred (100%) of the full replacement cost, without deduction for depreciation, providing protection against events protected under “All Risk Coverage,” as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. If the Premises are not repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall receive any proceeds from the Personal Property Insurance allocable to Tenant’s leasehold improvements. Tenant shall obtain and maintain business interruption insurance in an amount not less than the lesser of Tenant’s annual gross revenue or an amount adequate to provide for payment of Base Rent and other amounts due Landlord under this Lease during a one year interruption of Tenant’s business by fire or other casualty. Prior to the commencement of the term, Tenant shall deliver to Landlord duplicates of such policies or certificates thereof with endorsements, and at least thirty (30) days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord replacement or renewal binders, followed by duplicate policies or certificates within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policies or certificates as herein required, Landlord may, at its election, upon notice to Tenant but without any obligation so to do, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord. Tenant shall have the right to provide all insurance coverage required herein to be provided by Tenant pursuant to blanket policies so long as such coverage is expressly afforded by such policies.

(b) Landlord hereby waives all claims against Tenant, and Tenant’s partners, and its and their officers, directors, partners, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy, and Tenant waives all claims against Landlord including Landlord’s partners, and its and their officers, directors, partners, employees, agents and representatives (collectively, “Landlord’s Parties”) for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy.

(c) As insurance is available to protect it, and as long as such waiver does not violate public policy, Tenant hereby waives all claims against Landlord and Landlord’s Parties for damage to any property or injury to or death of any person in, upon or about the Premises, the Building or the Project arising at any time and from any cause, and Tenant shall hold Landlord and Landlord’s Parties harmless from and defend Landlord and Landlord’s Parties against (i) all claims, liabilities, damages and expenses arising out of or related to damage to any property or injury to or death of any person arising in or from the use of the Premises by Tenant, except as to Landlord or any of Landlord’s Parties such as is caused by the sole negligence or willful misconduct of Landlord or that of Landlord’s Parties otherwise entitled to indemnification, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents or contractors in, upon or about those portions of the Building other than the Premises or the Project. The foregoing indemnity obligation of Tenant shall include attorneys’ fees, investigation costs and all other costs and expenses incurred by Landlord or any of Landlord’s Parties from the first notice that any claim or demand is to be made or may be made. The provisions of this Paragraph 9 shall survive the expiration or termination of this Lease with respect to any damage, injury or death occurring prior to such time.

10.	Damage or Destruction.

(a) If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant’s use of the Premises is materially interfered with, from a risk which is wholly covered by insurance proceeds made available to Landlord for such purpose, Landlord shall proceed with reasonable diligence to repair the damage or destruction and this Lease shall not be terminated; provided, however, that if in the opinion of Landlord’s architect or contractor the work of repair cannot be completed in ninety (90) days following such damage or destruction, Landlord may at its election terminate this Lease by notice given to Tenant within thirty (30) days following the event or such longer period as may reasonably be necessary to obtain information from its architect or contractor.

(b) If during the term the Premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant’s use of the Premises is materially interfered with, from a risk which is not wholly covered by insurance proceeds made available to Landlord for repair or reconstruction, Landlord may at its election by notice to Tenant given within thirty (30) days following the event or such longer period as may reasonably be necessary for Landlord to obtain information from its architect or contractor, either restore the Premises or terminate this Lease.

(c) In case of destruction or damage which materially interferes with Tenant’s use of the Premises, if this Lease is not terminated as above provided, rent shall be abated during the period required for the work of repair based upon the degree of interference with Tenant’s use of the Premises. Except for abatement of rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the Premises or any work of repair undertaken as herein provided. Tenant expressly waives the provisions of applicable law which would otherwise provide for termination of a hiring upon destruction of the thing hired, which are superseded by this Paragraph 10.

11.	Eminent Domain. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or sold by Landlord under threat thereof, this Lease shall terminate as to the part so taken as of the date of taking or sale and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after such date if the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the balance of the Premises for Tenant’s purposes. In the event of any taking or such sale, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced on a pro rata basis based upon relative area.

12.	Assignment and Subletting.

(a) Tenant shall not assign this Lease or any interest herein or sublet the Premises or any part thereof, either directly or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld; Tenant shall not hypothecate this Lease or any interest herein or permit the use of the Premises by any party other than Tenant without the prior consent of Landlord, which consent may be withheld by Landlord in its absolute discretion. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, current financial statements of any proposed assignee or sublessee and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein. In the case of any assignment or subletting, the proposed assignee or sublessee shall agree in writing to perform for the benefit of Landlord all of the Tenant’s obligations under this Lease or so much thereof as are allocable to any portion of the Premises proposed to be sublet.

(b) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

(i) the proposed assignee or sublessee is a governmental agency,

(ii) in Landlord’s reasonable judgment, the use of the Premises would entail any alterations which would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord;

(iii) in Landlord’s reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Project;

(iv) in Landlord’s reasonable judgment, the proposed assignee or sublessee does not have a good reputation as a tenant of property;

(v) Landlord has received from any prior lessor to the proposed assignee or subtenant a negative report concerning such prior lessor’s experience with the proposed assignee or subtenant;

(vi) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant;

(vii) the use of the Premises by the proposed assignee or subtenant will violate any applicable law, ordinance or regulation;

(viii) the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is currently a tenant in the Project;

(ix) Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on more than one occasion during the 12 months preceding the date that Tenant shall request consent; or

(x) in the case of a subletting of less than the entire Premises, if the subletting would result in the division of the Premises into more than two subparcels or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Premises.

(c) If at any time or from time to time during the term of this Lease Tenant desires to sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting and the space so proposed to be sublet. Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant’s notice is given, to terminate the Lease as to that portion of the Premises proposed to be sublet, effective as of the date of the proposed subletting. Landlord may enter into a lease with the proposed subtenant. If Tenant proposes to assign this Lease, Landlord may, by notice given within thirty (30) days of Tenant’s notice, elect to terminate this Lease as of the date of the proposed assignment. If Landlord so terminates this Lease, Landlord may, if it elects, enter into a new lease covering the Premises or a portion thereof with the intended assignee or subtenant on such terms as Landlord and such person may agree, or enter into a new lease covering the Premises or a portion thereof with any other person; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. Landlord’s exercise of its aforesaid option shall not be construed to impose any liability upon Landlord with respect to any real estate brokerage commission(s) or any other costs or expenses incurred by Tenant in connection with its proposed subletting or assignment. If Landlord does not exercise its options to terminate this Lease or sublet the Premises, Tenant shall be free to sublet such space to any third party on the same terms set forth in the notice given to Landlord, subject to obtaining Landlord’s prior consent as hereinabove provided.

(d) As used in this Paragraph 12, the term “assign” or “assignment” (“assign” or “assignment”) shall include, without limitation, any sale, transfer or other disposition of all or any portion of Tenant’s estate under this Lease, whether voluntary or involuntary, and whether by operation of law or otherwise including any of the following:

(i) If Tenant is a corporation or a limited liability company: (A) any dissolution, merger, consolidation or other reorganization of Tenant, or (B) a sale of more than 50% of the value of the assets of Tenant, or (C) if Tenant is a corporation or limited liability company with fewer than 500 shareholders, sale or other transfer of a controlling percentage of the capital stock of or membership interests in Tenant. The phrase “controlling percentage” (“controlling percentage”) means the ownership of, and the right to vote, stock or membership interests possessing at least fifty percent (50%) of the total combined voting power of all classes of Tenant’s stock or membership interests issued, outstanding and permitted to vote for the election of directors;

(ii) If Tenant is a trust, the transfer of more than fifty percent (50%) of the beneficial interest of Tenant, or the dissolution of the trust;

(iii) If Tenant is a partnership or joint venture, the withdrawal, or the transfer of the interest of any general partner or joint venturer or the dissolution of the partnership or joint venture; or

(iv) If Tenant is composed of tenants-in-common, the transfer of interest of any co-tenants, or the partition or dissolution of the co-tenancy.

(e) No sublessee shall have a right further to sublet, and any assignment by a sublessee of its sublease shall be subject to Landlord’s prior consent in the same manner as if Tenant were entering into a new sublease.

(f) In the case of an assignment, all sums or other economic consideration received by Tenant as compensation for such assignment shall be paid to Landlord after first deducting the cost of any real estate commissions incurred in connection with such assignment. In the event such consideration is received by Tenant in installments, the portion of each installment to be paid to Landlord shall be determined by subtracting from the installment an amount equal to the total amount of the foregoing permitted deductions divided by the total number of installments.

(g) In the case of a subletting, all sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the Premises, and (ii) the cost of any real estate commissions incurred in connection with such subletting, amortized over the term of the sublease.

(h) Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligations or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

(i) If Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection therewith.

(j) The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of Tenant’s default shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

13.	Default by Tenant.

(a) Any of the following events shall constitute events of default under this Lease:

(i) Tenant’s failure to pay any rent or other sum payable hereunder when due;

(ii) Tenant’s failure to perform any of the other terms, covenants, agreements or conditions contained herein (other than Tenant’s breach of Paragraph 12(a) or Paragraph 17 as to which no cure period shall apply) and, if the default is curable, the continuation of such default for a period of thirty (30) days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of the nature to require more than thirty (30) days to remedy, but in any event, within sixty (60) days following Landlord’s notice, provided that if Tenant has defaulted in the performance of the same obligation more than one time in any twelve-month period and notice of such default has been given by Landlord in such instance, no cure period shall thereafter be applicable hereunder;

(iii) the bankruptcy or insolvency of Tenant, any transfer by Tenant in fraud of creditors, assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within sixty (60) days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution; or

(iv) the abandonment of the Premises.

(b) Upon the occurrence of any event of default by Tenant hereunder, Landlord may, at its option and without any further notice or demand, in addition to any other rights and remedies given hereunder or by law, do any of the following:

(i) Landlord shall have the right, so long as such default continues, to give notice of termination to Tenant, and on the date specified in such notice this Lease shall terminate.

(ii) In the event of any such termination of this Lease, Landlord may then or at any time thereafter, reenter the Premises and remove therefrom all persons and property and again repossess and enjoy the Premises, without prejudice to any other remedies that Landlord may have by reason of Tenant’s default or of such termination.

(iii) In the event of any such termination of this Lease, and in addition to any other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code. The amount of damages which Landlord may recover in event of such termination shall include, without limitation, (i) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid rent for balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, (ii) all legal expenses and other related costs incurred by Landlord following Tenant’s default, (iii) all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting, and (iv) all costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the Premises.

(iv) Landlord shall also have the remedy described in California Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).

(v) For the purpose of determining the unpaid rent in the event of a termination of this Lease, or the rent due hereunder in the event of a reletting of the Premises, the monthly rent reserved in this Lease shall be deemed to be the sum of the rental due under Paragraph 3 above and the amounts last payable by Tenant pursuant to Paragraph 4 above and any “free rent” (“free rent”) or rent waived or abated by Landlord as an inducement for Tenant to enter into this Lease.

(vi) Landlord’s acceptance of payment from Tenant of less than the amount of rent then due shall not constitute a waiver of any rights of Landlord or Tenant including, without limitation, any right of Landlord to recover possession of the Premises.

(vii) After terminating this Lease, Landlord may remove any and all personal property located in the Premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Tenant.

(c) Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease, shall not constitute a termination of Tenant’s right to possession.

(d) Tenant hereby waives all rights under California Code of Civil Procedure Section 1179 and California Civil Code Section 3275 providing for relief from forfeiture, and any other right now or hereafter existing to redeem the Premises or reinstate this Lease after termination pursuant to this Paragraph 13 or by order or judgment of any court or by any legal process.

(e) Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereby against the other on any matters not relating to personal injury or property damage but otherwise arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and any statutory remedy.

(f) The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise.

14.	Landlord’s Right to Cure Default. If Tenant shall fail to pay any sum of money, other than rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rental.

15.	Default by Landlord. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord hereunder within a reasonable time, but in no event later than thirty (30) days after notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30 day period and thereafter diligently prosecutes the same to completion.

16.	Security Deposit. On execution of this Lease Tenant shall deposit with Landlord the sum specified in the Basic Lease Information (the “Deposit”). The Deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease. Following an event of default by Tenant under this Lease, Landlord may use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, then within ten (10) days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof, and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to the Deposit. Tenant waives the provisions of California Civil Code Section 1950.7, and all other present and future laws which restrict the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord or a successor any obligation with respect to the handling or return of security deposits.

17.	Estoppel Certificate.

(a) Tenant shall at any time within ten (10) days following request from Landlord execute, acknowledge and deliver to Landlord a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the date to which the rent, the Deposit, and other sums payable hereunder have been paid, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed, and (iv) such other matters as may reasonably be requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building.

(b) Tenant’s failure to deliver such statement within such time shall be deemed Tenant’s confirmation that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord’s performance, and (iii) not more than one month’s rent has been paid in advance.

(c) If Landlord desires to sell, finance or refinance the Building, within ten (10) days of Landlord’s request, Tenant shall deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. All such financial statements shall be received by Landlord in confidence and shall be used for the purposes herein set forth.

18.	Relocation. Landlord shall have the right to relocate the Premises to other space in the Building designated by Landlord, provided that such other space is of equal or larger size than the Premises and the Base Rent shall be at the same per square foot rate in effect under this Lease at the time of relocation with the same increases, if any, for the remainder of the initial Term (the per square foot rate is determined by dividing the annual amount(s) of Base Rent then in effect or to be in effect, as set forth in Paragraph 3(a) by the rentable square footage of the existing Premises). Landlord shall pay all reasonable out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of all Tenant furnished and Landlord furnished improvements. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or other conditions, but with the new location substituted for the old location as described in a new Exhibit A (“Exhibit A”) under an amendment of this Lease.

19.	Subordination, Amendment for Lender.

(a) This Lease, at Landlord’s option, shall be subordinate to any ground lease, first mortgage, first deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any first mortgagee, first priority deed of trust beneficiary, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Promptly following the request of any such purchaser, grantee, or ground lessor, Tenant shall execute and deliver a new lease, in the form of this Lease, with such requesting party as the Landlord. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment.

(b) Tenant shall give any holder of a first mortgage or deed of trust placed upon the Building (“Holder”), in compliance with the notice provisions of this Lease, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such Holder. If Landlord shall have failed to cure such default within thirty (30) or such longer period of time as Landlord shall have the right to cure the default under the Lease, Holder shall have the right, but not the duty, to cure such default within an additional thirty (30) day period or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default, including the time necessary to foreclose or otherwise terminate its first mortgage or deed of trust if necessary to effectuate such cure.

(c) Within ten (10) days of Landlord’s request therefor, Tenant shall execute and deliver such amendments of this Lease as shall have been required by Landlord’s tender in connection with the making of a loan to be secured by the Building, provided such amendment does not increase the obligations of Tenant under this Lease or materially and adversely affect Tenant’s leasehold interest.

20.	Attorneys’ Fees. If either party commences an action or proceeding against the other party arising out of or in connection with this Lease, or institutes any proceeding in a bankruptcy or similar court which has jurisdiction over the other party or any or all of its property or assets, the prevailing party in such action or proceeding and in any appeal in connection therewith shall be entitled to have and recover from the unsuccessful party reasonable attorneys’ fees, court costs, expenses and other costs of investigation and preparation. If such prevailing party recovers a judgment in any such action, proceeding, or appeal, such attorneys’ fees, court costs and expenses shall be included in and as a part of such judgment.

21.	Notices. All notices, consents, demands and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, or delivered to a generally recognized overnight courier service, charges prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place and with such other copies as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Premises. In addition, such communications shall be deemed given when transmitted to a party by electronic facsimile, with confirmation of receipt, to the telephone number specified in the Basic Lease Information, as it may be changed by notice.

22.	General Provisions.

(a) This Lease shall be governed by and construed in accordance with the laws of the State of California.

(b) The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

(c) This Lease contains all agreements of the parties with respect to any matter mentioned herein and supersedes any verbal and any prior written understanding, conditions, representations, agreements or covenants, and may be modified in writing only, signed by the parties.

(d) No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of rent or any partial payment hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

(e)

(i) If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month to month upon all the terms and conditions of this Lease but at a monthly rental equivalent to two times of the then prevailing monthly rental paid by Tenant at the expiration of the term of this Lease, payable in advance on or before the first day of each month. Each party shall give the other notice at least one month prior to the date of termination of such monthly tenancy of its intention to terminate such tenancy; and

(ii) If, over Landlord’s objection, Tenant holds possession of the Premises after expiration of the term of this Lease or expiration of its holdover tenancy, without limiting the liability of Tenant for its unauthorized occupancy of the Premises, Tenant shall indemnify Landlord and any replacement tenant for the Premises for any damages or loss suffered by either Landlord or the replacement tenant resulting from Tenant’s failure timely to vacate the Premises.

(f) Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns.

(g) Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable. Landlord may at any time during the last one hundred twenty (120) days of the term place on or about the Premises any ordinary “For Lease” sign.

(h) If Tenant is a corporation, limited liability company or other entity, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the entity and that this Lease is binding upon the entity in accordance with its terms.

(i) The term “Landlord” as used herein means the then owner of the Building and in the event of a sale of the Building the selling owner shall be automatically relieved of all obligations of Landlord hereunder, except for acts or omissions of Landlord theretofore occurring.

(j) Tenant warrants that it has had no dealings with any real estate broker or agent other than the Broker(s) identified in the Basic Lease Information in connection with the Premises or this Lease. Tenant shall indemnify Landlord and hold it harmless from and against all claims, demands, costs or liabilities (including, without limitation, attorneys’ fees) asserted by any party other than such Broker(s) based upon dealings of that party with Tenant in connection with the Premises or this Lease.

(k) Tenant covenants for itself, its heirs, executors, administrators, and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon it subject to the condition that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the Premises herein leased nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, subtenants, or vendees in the Premises.

23.	Exhibits. The exhibits, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof,

IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below.

TENANT:	LANDLORD:

XENOGEN CORPORATION, a Delaware corporation	ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership

By:	By:	Vintage Alameda Investments, LP a California limited partnership, operating general partner
Name:
Title:		By:	Vintage Properties-Alameda Commercial, a California corporation, managing general partner

By:			By:
Name:			Name:	Joseph R. Seiger
Title:			Title:	President

Date:			Date:

MARINA VILLAGE

ADDENDUM

TO

NET OFFICE LEASE

THIS ADDENDUM TO MARINA VILLAGE OFFICE LEASE shall constitute part of that certain Marina Village Net Office Lease dated March 1, 2005 (the “Effective Date”) by and between ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership (“Landlord”), and XENOGEN CORPORATION, a Delaware corporation (“Tenant”), and the terms hereof shall for all purposes be considered part of the Lease and supersede any provisions of the Lease to the contrary.

1.	Amendment of Paragraph 1. The fourth sentence of Paragraph 1 is deleted in its entirety and the following language is substituted in its place:

“Subject to substantial completion by Landlord of any improvements to the Building or the Premises which Landlord is explicitly required to make under this Lease, Landlord shall deliver possession of the Premises to Tenant in good condition with the Building structure, all building systems, to the extent existing after completion of Landlord’s Work (as defined in Exhibit B to the Lease, and the roof in good operating condition and Tenant shall otherwise accept the Premises in its ‘as-is’ condition as of the date of delivery by Landlord.”

2.	Amendment of Paragraph 2. Paragraph 2 is deleted in its entirety and the following language is substituted in its place:

“The term of this Lease shall commence and, unless sooner terminated as hereinafter provided, shall end on the dates respectively specified in the Basic Lease Information. If Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the terms of this Lease except for the obligation to pay rent. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Estimated Term Commencement, provided Landlord has used and continues to use reasonable efforts to do so as soon as reasonably practicable, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, subject to any contrary provisions in any agreement with Landlord covering initial improvement of the Premises, rental shall be waived for the period between the Estimated Term Commencement and the actual Commencement Date. The date of term expiration shall not be extended by any such delay in delivery of possession but shall be extended by any additional period required so that the term will expire on the last day of a calendar month, and the commencement and expiration dates shall be confirmed in a Verification Memorandum in the form of Exhibit C (‘Exhibit C’) executed by Landlord and Tenant promptly following delivery of possession. Notwithstanding anything to the contrary, in the event the Commencement Date has not occurred on or before September 1, 2005, Tenant shall have the right to terminate the Lease (the ‘Late Delivery Termination Right’)

upon notice to Landlord given within five (5) business days of September 1, 2005, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant. If Tenant fails to exercise the Late Delivery Termination Right by delivering such notice to Landlord within such five (5) business day period, the Lease shall continue in full force and effect and Tenant shall have no further right to terminate this Lease.”

3.	Amendment of Paragraph 3.

(a)	The word “last” in the last sentence of Paragraph 3(a) of the Lease is hereby deleted and the word “next” is substituted in its place.

(b)	Paragraph 3 (b) of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“Intentionally omitted.”

(c)	The third sentence of Paragraph 3(d) of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“Accordingly, if any installments of rent or any other sums due from Tenant shall not be received by Landlord within three (3) days following the date due, then Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount.

(d)	The first sentence of Paragraph 3(e) of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“Any amount payable by Tenant to Landlord, if not paid when due, shall bear interest from the date due until the date paid at the rate of ten percent (10%) per annum.”

(e)	The following text is added as Paragraph 3(g) of the Lease:

“(g) Notwithstanding anything to the contrary herein, during the term of this Lease, there shall be credited against the amounts otherwise payable under this Lease for Base Rent and Tenant’s Percentage Share of Operating Expenses and Property Taxes in any calendar month the amounts timely paid by Tenant for such items under that certain Marina Village Net Office-Tech Lease dated January 15, 1998, as amended, by and between Landlord and Tenant for premises located at 860 Atlantic Avenue, Alameda, California (the ‘860 Atlantic Lease’), which credit shall terminate upon the expiration or earlier termination of the 860 Atlantic Lease. The Base Rent payable under this Lease for any calendar month shall be increased by the amount, if any, by which (i) the sum of Base Rent and Tenant’s percentage share of Operating Expenses and Property Taxes which would have been payable under the 860 Atlantic Lease for the same period in the absence of any “Early Termination” as defined in the 860 Atlantic Lease, exceeds (ii) the amount actually received by Landlord from Tenant or any other occupant of the initial Premises under the 860 Atlantic Lease during the same period; provided that the total amount paid by Tenant for any calendar month as Base Rent and Tenant’s percentage share of Operating Expenses and Property Taxes under this Lease and the 860 Atlantic Avenue Lease for the period commencing upon the Commencement Date and ending

February 28, 2006 shall not exceed the Base Rent and Operating Expense and Property Tax Expense obligations which would have accrued under the 860 Atlantic Avenue Lease for any such month during the same period in the absence of any Early Termination.”

4.	Amendment of Paragraph 4.

(a)	The last sentence of Paragraph 4(a) is hereby deleted in its entirety and the following language is substituted in its place:

“Notwithstanding the foregoing, ‘Property Taxes’ shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein: (i) in excess of any installment of an assessment which otherwise would be required to be paid at such time; (ii) attributable to Landlord’s net income, inheritance, gift, transfer, estate or estate income taxes; or (iii) the improvement of any portion of the Building for the sole use of other occupants not claiming under Tenant. ‘Operating Expenses’ shall not include and Tenant shall not have any obligation to perform or to pay for any of the following: (A) costs to operate, maintain or repair occasioned by the willful misconduct, gross negligence or action in violation of law by Landlord, its agents, employees or contractors; (B) costs of repair or replacement occasioned by casualty, other than deductibles for insured casualties other than earthquakes, or by the exercise of the power of eminent domain; (C) costs to correct any construction defect in the Building or law applicable to the Building as of the commencement of the term other than as occasioned by alterations or improvements made by or for Tenant; (D) costs incurred in connection with the presence of any Hazardous Materials as of the commencement of the term; (E) interest, charges and fees incurred on debts, other than assessments, or debt incurred in connection with the financing of Items which are permitted to be charged as Operating Expenses; (F) costs which could properly be capitalized under generally-accepted accounting principles, except to the extent amortized over the useful life of the Item in question or (G) costs to repair or maintain the building electrical, mechanical and plumbing systems serving leasable areas outside of the Premises which systems do not serve the Building as a whole (e.g., the HVAC systems serving the remainder of the Building). Operating Costs shall only include the deductible amount for the repair or reconstruction of casualties covered by earthquake insurance in an amount not to exceed $50,000 (the ‘Earthquake Limit’), if the casualty occurs during the first twelve (12) months of the term or during the first twelve (12) months of an Option Period (as defined in Paragraph 17 of the Addendum to this Lease), with the Earthquake Limit being reduced by $5,000 during each 12-month period thereafter. In addition, Operating Costs shall only include premiums for earthquake insurance in an amount not in excess of four (4) times the then-market rate premium for standard all-risk casualty insurance on the same property. In addition, Property Taxes and Operating Expenses shall be pro rated for any partial year in which the term shall commence or end. Any annual increase in property management fees which are included as Operating Expenses shall be limited to three percent (3%) of the amount incurred in the prior year.”

(b)	The first clause of Paragraph 4(c) of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“For the purposes hereof, ‘Operating Expenses’ (‘Operating Expenses’) shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the management, repair, maintenance and operation of the Building, including the common rest rooms, including, without limitation:”

(c)	The fourth sentence of Paragraph 4(d)(i) of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“If, on the basis of such statement, Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund such excess to Tenant within thirty (30) days following delivery of such statement to Tenant.”

(d)	The phrase “fifteen (15)” in the fifth sentence of Paragraph 4(d)(i) is hereby deleted and the phrase “thirty (30)” is substituted in its place.

(e)	The following language is hereby added as Paragraph 4(e) of the Lease:

“(e) Notwithstanding anything to the contrary herein, (i) in the event of a sale or transfer of the Building prior to the expiration of the initial term of this Lease that results in an increase of Property Taxes payable by Tenant, Landlord shall credit Forty One Thousand Four Hundred Fourteen Dollars ($41,414.00) against any such Property Taxes increases otherwise payable by Tenant, provided that Tenant shall be fully responsible for payment of all Property Taxes once such credit amount is exhausted; and (ii) from and after June 30, 2006, Tenant’s responsibility for increases in Property Taxes shall be deemed to be reduced by a tax increment refund in the amount of $16,055.00 (or the actual tax increment refund received by Landlord, if greater) whether or not such a tax increment refund is actually received by Landlord. For example purposes only, if Property Taxes incurred by Landlord for the 2008 year were $160,000.00, Tenant’s responsibility for Property Taxes would be $61,065 (i.e., $160,000 multiplied by 48.20% minus $16,055.00).”

(f)	The following is hereby added as Paragraph 4(f) of the Lease:

“(f) If and when Landlord demises the Building to construct a common corridor between the Premises and the remainder of the space in the Building to provide access to common restrooms, Landlord shall recalculate the rentable area of the Premises to add to it a portion of the area occupied by the common corridor as increased by the common area factor of the Building, which portion shall be equal to the ratio of the useable area of the Premises relative to the useable area of the entire Building, not counting the area occupied by the common corridor and restrooms. Upon completion of the common corridor, Landlord shall deliver to Tenant an amendment of this Lease increasing the Base Rent and Tenant’s percentage share of Operating Expenses and Property Taxes in a manner consistent with the provisions of this Paragraph (f) and within ten (10) days following landlord’s delivery, Tenant shall execute and deliver such amendment to Landlord.”

5.	Amendment of Paragraph 5. The following language is hereby added to the end of Paragraph 5 of the Lease:

“At Tenant’s request, and at no out of pocket cost to Landlord, Landlord shall cooperate with Tenant in any protest by Tenant of the assessment of property owned by, or improvements to the Premises made by, Tenant.”

6.	Amendment of Paragraph 6.

(a)	The following language is added at the end of Paragraph 6(a) of the Lease:

“Notwithstanding anything to the contrary herein, Tenant may bring animals into the Premises for photographing, but not for lab or other experimentation.”

(b)	The third and fourth sentences of Paragraph 6(b) of the Lease are hereby deleted in their entirety and the following language is substituted in their place:

“Tenant shall not cause, or allow anyone else to cause, any Hazardous Materials to be used, generated, stored or disposed of on or about the Premises or the Building in violation of any laws or regulations related to Hazardous Materials. Tenant shall defend (with counsel approved by Landlord) indemnify and hold Landlord, its and their partners, employees and agents and any entity having a security interest in the premises or the Building and its and their employees and agents (collectively, ‘Indemnitees’) harmless from and against, and reimburse the Indemnitees for, all liabilities, claims, costs, damages, and depreciation of property value, including foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage or disposal of Hazardous Materials by Tenant or any person employed by or under the control of Tenant, including without limitation, the cost of any required or necessary investigation, monitoring, repair, clean-up or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following termination or expiration of this Lease, as well as penalties, fines and claims for contribution to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage or disposal of Hazardous Materials by Tenant or any person employed by or under the control of Tenant. In no event shall Tenant be liable to any of the Indemnitees for the use, generation, storage or disposal of Hazardous Materials not caused by or resulting from Tenant or any person employed by or under the control of Tenant.”

(c)	The following language is hereby added as Paragraph 6(c) of the Lease:

“(c) Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to comply with or cause the Premises to comply with any laws, rules or regulations regarding alterations or improvements unless compliance with any of the foregoing is necessitated solely due to the particular nature of Tenant’s occupancy or Tenant’s particular use of the Premises or in connection with any improvements or alterations to the Premises made by or for Tenant or those under its control.”

7.	Amendment of Paragraph 8: Maintenance, Repairs and Alterations.

(a)	The following sentence is added as the last sentence of Paragraph 8(a):

“Tenant has the right to seek other remedies at law against Landlord.”

(b)	The fifth sentence of Paragraph 8(b) is hereby deleted in its entirety and the following language is substituted in its place:

“If Landlord so elects, following a default by Tenant in performing its maintenance obligations under the immediately preceding sentence, Tenant shall retain the services of Landlord or a maintenance company retained by Landlord to perform maintenance of Tenant’s heating, ventilating and air conditioning equipment and shall reimburse Landlord for the cost thereof upon demand.”

(c)	The following language is hereby added at the end of Paragraph 8(b) of the Lease:

“Tenant’s obligations with respect to the maintenance of all heat, ventilating and air conditioning equipment installed in the Premises shall extend to all trade fixtures and equipment which exist in the Premises as of the commencement of the term. Tenant shall only pay for the costs of replacement of all or portions of the heating, ventilating and air conditioning system serving the Premises or capital expenditures that are otherwise properly included as Operating Expenses and are amortized over the useful life of the item in question, together with interest at the prime or reference rate announced from time-to-time in the Wall Street Journal for short-term commercial loans, plus two percent (2%) per annum. Tenant’s obligation to maintain trade fixtures and equipment in the Premises as of the commencement of the term shall be limited to maintaining such trade fixtures and equipment in their condition and repair as of the commencement of the term. Further, Tenant’s obligations with respect to the surrender of the Premises shall be fulfilled if Tenant surrenders possession of the Premises in the condition existing as of the commencement of the term, acts of God, casualties, condemnation, Hazardous Materials (other than those released, stored, emitted by Tenant), and alterations or other interior improvements which may be surrendered as of the end of the Lease, excepted.”

(d)	The second sentence of Paragraph 8(c) is hereby deleted in its entirety and the following language is substituted in its place:

“As a condition to giving such consent, Landlord may require that Tenant remove any such alterations improvements or additions at the expiration of the term, and to restore the Premises to their prior condition by providing Tenant notice of such requirement at the time of giving consent. In no event, however, shall Tenant be required to remove Tenant’s Work.”

(e)	The phrase “does not disturb or interfere with” in the eighth sentence of Paragraph 8(c) is hereby deleted and the phrase “does not unreasonably disturb or interfere with” is substituted in its place.

(f)	The tenth sentence of Paragraph 8(c) is hereby deleted in its entirety and the following language is substituted in its place:

“In addition, prior to the commencement of any such work, if Tenant is anyone other than Xenogen Corporation, a Delaware corporation, or a Permitted Transferee, and if Landlord so requests, Tenant shall furnish to Landlord performance and payment bonds in a form and issued by a surety reasonably acceptable to Landlord in an amount equal to the cost of such work of alternation, improvement or addition.”

(g)	The following language is added at the end of Paragraph 8(c):

“Tenant may construct nonstructural, cosmetic alterations, additions and improvements in the Premises without Landlord’s prior approval if the cost of such alterations, additions and improvements does not exceed Twenty-Five Thousand Dollars ($25,000.00).”

(h)	The following language is added as Paragraph 8(d):

“(d) Subject to the terms and conditions of this Paragraph 8, Tenant may install a generator to serve the Building, which generator shall be located outside the boundaries of the Building on the pad adjacent to the Building and existing on the Effective Date.”

8.	Amendment of Paragraph 9: Insurance and Indemnity.

(a)	Paragraph 9(a) is hereby deleted in its entirety and the following language is substituted in its place:

“(a) Tenant shall obtain and maintain during the term of this Lease commercial general liability insurance with a combined single limit for personal injury and property damage in an amount not less than $2,000,000, and employer’s liability and workers’ compensation insurance as required by law. Tenant’s commercial general liability insurance policy, which shall be in a form at least as broad as the ISO Commercial General Liability form most recently issued as of the Effective Date, shall provide that the insurer has the duty to defend all insureds, and provide that defense costs do not deplete policy limits. Such insurance shall also be endorsed to provide that (1) the insurer will endeavor to provide Landlord with thirty (30) days’ prior written notice of cancellation (ten (10) days for cancellation due to failure to pay premiums), (2) Landlord and other entities designated by Landlord are named as additional insureds, (3) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to subparagraph (b) below, and (4) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. Tenant shall also obtain and maintain insurance (‘Personal Property Insurance’) covering leasehold improvements for which Tenant is responsible and Tenant’s personal property and fixtures from time to time in, on, or at the Premises, in an amount not less than one hundred (100%) of the full replacement cost, without deduction for depreciation, providing protection against events protected under ‘special causes of loss,’ as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. If the Premises are not repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall receive any proceeds from the Personal Property Insurance allocable to Tenant’s leasehold improvements other than insurance for improvements that Tenant has the right to remove pursuant to the terms of the Lease. Tenant shall obtain and maintain business interruption insurance in an amount not less than the lesser of Tenant’s annual gross revenue or an amount adequate to provide for payment of Base Rent and other amounts due Landlord under this Lease during a one year interruption of Tenant’s business by fire or other casualty. Prior to the commencement of the term, Tenant shall deliver to Landlord duplicates of such policies or certificates thereof with endorsements, and at least thirty (30) days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord replacement or renewal binders, followed by duplicate policies or certificates within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policies or certificates as herein required, Landlord may, at its election, upon notice to Tenant but without any obligation so to do, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord. Tenant shall have the right to provide all insurance coverage required herein to be provided by Tenant pursuant to blanket policies so long as such coverage is expressly afforded by such policies. Landlord shall maintain ‘all risk’ property insurance insuring against risk of loss or damage to the Building for the full replacement cost thereof.”

(b)	Paragraph 9(b) of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“(b) Notwithstanding anything in the Lease and without regard to the negligence or misconduct of the party to be released, Landlord hereby waives all claims against Tenant and Tenant’s officers, directors, partners, employees, agents and representatives, for loss or damage to the extent that such loss or damage is insured against under any valid and collectible insurance policy insuring Landlord or required to be maintained by Landlord under this Lease, or would have been insured against but for any deductible amount under any such policy, and Tenant waives all claims against Landlord including Landlord’s partners, and its and their officers, directors, partners, employees, agents and representatives (collectively, ‘Landlord’s Parties’) for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy.”

(c)	Subparagraph 9(c)(i) is hereby deleted in its entirety and the following language is substituted in its place:

“(i) All claims, liabilities, damages and expenses arising out of or related to damage to any property or injury to or death of any person arising in or from the use of the Premises by Tenant, except as to Landlord or any of Landlord’s Parties such as is caused by the gross negligence or willful misconduct of Landlord or that of Landlord’s Parties otherwise entitled to indemnification,”

(d)	The phrase “shall include attorneys’ fees” in the second sentence of Subparagraph 9(c) is hereby deleted and the phrase “shall include reasonable attorneys’ fees” is substituted in its place.

9.	Amendment of Paragraph 10: Damage or Destruction.

(a)	The final clause of Paragraph 10(a) of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“provided, however, that if in the opinion of Landlord’s architect the work of repair cannot be completed within three hundred and sixty (360) days, Landlord may at its election, terminate the Lease by notice given to Tenant.”

(b)	The following language is hereby added at the end of Paragraph 10(b) of the Lease:

“If the Premises are totally or partially destroyed and Landlord does not elect to terminate the Lease or is not entitled to terminate the Lease pursuant to its terms, then Tenant shall have the option to terminate the Lease if the Premises cannot be restored within three hundred and sixty (360) days after the damage, by notice to Landlord given within fifteen (15) days following Landlord’s notice to Tenant regarding the estimated time of repair. In addition, Tenant may terminate the Lease if such restoration or repair is not, in fact, substantially completed within three hundred and sixty (360) days following the event, by notice given to Landlord within fifteen (15) days after the end of such 360-day period but prior to such substantial completion. Notwithstanding anything in this Paragraph 10 to the contrary, Landlord shall not have the right to terminate the Lease if the total cost of repair or restoration is estimated to cost less than five percent (5%) of the replacement cost of the Building, excluding trade fixtures installed by Tenant.”

10.	Amendment of Paragraph 11: Eminent Domain. The following language is hereby added at the end of Paragraph 11 of the Lease:

“Notwithstanding the foregoing, Tenant shall be entitled to separately claim and prove, but not at the expense of the award otherwise payable to Landlord: (a) the unamortized value, allocable to the remainder of the term, of any improvements installed at Tenant’s expense which are not removable; (b) Tenant’s moving costs; (c) loss to Tenant’s goodwill as a consequence of the condemnation; and (d) Tenant’s trade fixtures.”

11.	Amendment of Paragraph 12: Assignment and Subletting.

(a)	The second clause of the first sentence of Paragraph 12(a) of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“Tenant shall not hypothecate this Lease or any interest herein or permit the use of the Premises by any party other than Tenant without the prior consent of Landlord, which consent may be withheld by Landlord in its reasonable discretion.”

(b)	The following language is hereby added at the end of Paragraph 12(a) of the Lease:

“Notwithstanding the foregoing, Tenant may, upon prior notice to Landlord accompanied by an explicit assumption of the Tenant’s obligations under this Lease for the benefit of Landlord, but without Landlord’s prior consent and without being subject to any excess rent or recapture provisions, sublet the premises or assign its interest in this Lease to (i) a subsidiary, affiliate, division, or corporation controlling, controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of Tenant’s assets as a going concern (each, a ‘Permitted Transferee’). A sale or transfer of Tenant’s capital stock shall not be deemed an assignment, subletting or any other transfer of its interest in the Lease or in the Premises; provided, however, that in the case of such purchase of Tenant’s assets, the assignee has a tangible net worth at least equal to Twenty Million Dollars ($20,000,000.00).”

(c)	Subparagraphs12(b)(iv), (v) and (viii) of the Lease are hereby deleted in their entirety and the following language is substituted in their place:

“Intentionally omitted.”

(d)	Subparagraph 12(b)(x) of the Lease are hereby deleted in their entirety and the following language is substituted in their place:

“in the case of a subletting of less than the entire Premises, if the subletting would result in the division of the Premises into more than four subparcels or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Premises.”

(e)	Paragraph 12(c) of the Lease is hereby deleted in its entirety and the following language is substituted in its place

“If at any time or from time to time during the term of this Lease Tenant desires to sublet all of the Premises for a term expiring during the last 12 months of the term of this Lease, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting. Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant’s notice is given, to terminate the Lease, effective as of the date of the proposed subletting. If Tenant proposes to assign this Lease to anyone other than a Permitted Transferee, Landlord may, by notice given within thirty (30) days of Tenant’s notice, elect to terminate this Lease as of the date of the proposed assignment. If Landlord so terminates this Lease, Landlord may, if it elects, enter into a new lease covering the Premises with the intended assignee or subtenant on such terms as Landlord and such person or entity may agree, or enter into a new lease covering the Premises or a portion thereof with any other person; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. Landlord’s exercise of its aforesaid option shall not be construed to impose any liability upon Landlord with respect to any real estate brokerage commission(s) or any other costs or expenses incurred by Tenant in connection with its proposed subletting or assignment. If Landlord does not exercise its option to terminate this Lease, Tenant shall then be free to sublet or assign such space to such third party on the same terms set forth in the notice given to Landlord, subject to obtaining Landlord’s prior consent as hereinabove provided.”

(f)	Paragraph 12(d)(i) of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“Intentionally omitted.”

(g)	Paragraph 12(e) of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“(e) No sublessee or assignee shall have a right to further sublet or assign this Lease without Landlord’s prior consent to be given in the same manner as if Tenant were entering into a new sublease or assignment.”

(h)	The first sentence of Paragraph 12(f) of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“In the case of an assignment, one-half (1/2) of all sums or other economic consideration received by Tenant for its leasehold interest in the Premises as a result of such assignment shall be paid to Landlord after first deducting (i) the cost of leasehold improvements made to the Premises at Tenant’s expense, amortized over the term of this Lease, and (ii) the cost of any real estate commissions and other reasonable costs (including third party attorneys’ fees) incurred in connection with such assignment, amortized over the remaining term of the Lease.”

(i)	Paragraph 12(g) of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“(g) In the case of a subletting, one-half (1/2) of all sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the cost of leasehold improvements made to the sublet portion of the Premises at Tenant’s expense, amortized over the term of this Lease except for leasehold improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, and (ii) the cost of any real estate commissions and other reasonable costs (including third party attorneys’ fees) incurred in connection with such subletting, amortized over the term of the sublease.”

12.	Amendment of Paragraph 13: Default by Tenant.

(a)	Paragraph 13(a)(i) of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“Tenant’s failure to pay any rent or other sum payable hereunder when due in accordance with the provisions of this Lease where such failure is the first (1st) or second (2nd) failure to timely pay in any calendar year during the term of the Lease and such failure is not cured within five (5) days after delivery of notice to Tenant from Landlord specifying such failure to pay, and thereafter, Tenant’s failure to pay rent or any other sum payable hereunder when due; provided, however, that any notice provided by Landlord hereunder shall be in lieu, of and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure;”

(b)	Paragraph 13(a)(ii) of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“default by Tenant in the performance of any of the other terms, covenants, agreements or conditions contained herein and, if the default is curable, the continuation of such default for a period of ten (10) days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of the nature to require more than ten (10) days to remedy;”

(c)	Paragraph 13(a)(iv) is hereby deleted in its entirety and the following language is substituted in its place:

“(iv)	the abandonment of the Premises; or

(v)	the default by Tenant beyond applicable notice and cure periods in the performance of any of the terms, covenants, agreements or conditions contained (A) the 860 Atlantic Lease; or (B) that certain Marina Village Net Office-Tech Lease dated June 6, 2000, as amended, by and between Landlord and Tenant for premises located at 2061 Challenger Drive, Suites 100, 101, 102 and 103, Alameda, California (the ‘Challenger Lease’). Notwithstanding the foregoing, from and after the date on which Tenant ceases to occupy the premises leased under the 860 Atlantic Lease, having returned same to Landlord in the condition required thereunder, this subparagraph shall be deemed amended to delete the reference to the 860 Atlantic Lease.”

(d)	Paragraph 13(b)(iii) is hereby deleted in its entirety and the following language is substituted in its place:

“(iii)	In the event of any such termination of this Lease, and in addition to any other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code. The amount of damages which Landlord may recover in event of such termination shall include, without limitation, (A) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid rent for balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, (B) all reasonable legal expenses and other related costs incurred by Landlord following Tenant’s default, (C) all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting, and (iv) all costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the Premises.”

(e)	Paragraph 13(b)(v) is hereby deleted in its entirety and the following language is substituted in its place:

“(v)	For the purpose of determining the unpaid rent in the event of a termination of this Lease, or the rent due hereunder in the event of a reletting of the Premises, the monthly rent reserved in this Lease shall be deemed to be the sum of the rental due under Paragraph 3 above and the amounts last payable by Tenant pursuant to Paragraph 4 above.”

(f)	Paragraph 13(d) is hereby deleted in its entirety and the following language is substituted in its place:

“Tenant hereby waives all rights under California Code of Civil Procedure Section 1179 and California Civil Code Section 3275 providing for relief from forfeiture, and any other right now or hereafter existing to redeem the Premises or reinstate this Lease after termination pursuant to this Paragraph 13 or by order or judgment of any court or by legal process; provided, however, that such waiver shall only apply in the case of material nonmonetary defaults and/or monetary defaults by Tenant under this Lease.”

(g)	Paragraph 13(e) is hereby deleted in its entirety and the following language is substituted in its place:

“Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereby against the other on any matters not relating to personal injury or property damage but otherwise arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant under this Lease, Tenant’s use or occupancy of the Premises, and any statutory remedy.”

13.	Amendment of Paragraph 15: Default by Landlord. The following language is hereby added at the end of Paragraph 15 of the Lease:

“Following any such default by Landlord in its obligations to maintain the Building or the Premises under this Lease, upon prior notice to Landlord, Tenant may perform such obligations and Landlord shall reimburse Tenant for Tenant’s reasonable out-of-pocket costs incurred in connection with such performance.”

14.	Amendment of Paragraph 16: Security Deposit. The first sentence of Paragraph 16 of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“The amount of the security deposit under the 860 Atlantic Lease, which would otherwise be returned to Tenant thereunder, if any, shall be applied as the deposit under this Lease upon the termination of the 860 Atlantic Lease and at that time Tenant shall deposit with Landlord any amount required to increase the deposit to Thirty-Eight Thousand Three Hundred Ninety-Four Dollars ($38,394.00) (the ‘Deposit’).”

15.	Amendment of Paragraph 17: Estoppel Certificate. The first clause of the first sentence of Paragraph 17(a) of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“Tenant shall, at any time within twenty (20) days after receiving notice from Landlord, execute, acknowledge and deliver to Landlord a statement certifying”

16.	Amendment of Paragraph 18. Paragraph 18 of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“Intentionally omitted.”

17.	Amendment of Paragraph 19: Subordination.

(a)	The following language is hereby added at the end of Paragraph 19(a) of the Lease:

“Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to cause General Motors Acceptance Corporation, or its successor, as beneficiary of the deed of trust presently encumbering the Building, to execute and deliver a counterpart of a Recognition, Non-disturbance and Attornment Agreement in the form attached to the Addendum to this Lease as Schedule 19 (the “SNDA”), with such revisions as Tenant reasonably may request, which Agreement shall promptly be executed and delivered by Tenant. Tenant shall reimburse Landlord within thirty (30) days following Landlord’s request for any out-of-pocket costs incurred by Landlord in connection with Tenant’s negotiation of the form of such Recognition, Non-disturbance and Attornment Agreement. Landlord represents and warrants that the Premises are not subject to or subordinate to any ground or underlying lease or to any lien, mortgage, deed of trust, or security interest affecting the Premises except for such deed of trust held by General Motors Acceptance Corporation.”

(b)	Paragraph 19(c) is hereby deleted in its entirety and the following language is substituted in its place:

“(c) Within ten (10) days of Landlord’s request therefor, Tenant shall executed and deliver such amendments of this Lease as shall have been required by Landlord’s lender in connection with the making of a loan to be secured by the Building, provided such amendment does not increase the obligations of Tenant under this Lease or adversely affect Tenant’s leasehold interest or Tenant’s rights under this Lease.”

18.	Amendment of Paragraph 21: Notices.

(a)	The first clause of Paragraph 21 of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“All notices, consents, demands and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given two (2) business days following deposit in the United States mail, certified or registered, postage prepaid and addressed as follows:”

(b)	The following clause of Paragraph 21 of the Lease is hereby deleted in its entirety:

“; or, in the case of Tenant, delivered to Tenant at the Premises. In addition, such communications shall be deemed given when transmitted to a party by electronic facsimile, with confirmation of receipt, to the telephone number specified in the Basic Lease Information, as it may be changed by notice”

19.	Amendment of Paragraph 22: General Provisions.

(a)	Paragraph 22(c) is hereby deleted in its entirety and the following language is substituted in its place:

“This Lease, together with the 860 Atlantic Lease, as amended, and the Challenger Lease, as amended, contains all agreements of the parties with respect to any matter mentioned herein and supersedes any verbal and any prior written understanding, conditions, representations, agreements or covenants, and may be modified in writing only, signed by the parties.”

(b)	The first sentence of Paragraph 22(d) is hereby deleted in its entirety and the following language is substituted in its place:

“No waiver by either party of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach of the same or any other provision.”

(c)	The first sentence of Paragraph 22(e)(i) of the Lease is hereby deleted and the following language is substituted in its place:

“If, without objection by Landlord, Tenant holds possession of the Premises or any part thereof after the expiration of the term of this Lease, Tenant shall become a tenant from month to month upon all the terms and conditions of this Lease but at a monthly rental equal to one hundred fifty percent (150%) of the prevailing monthly rental paid by Tenant at the expiration of the term of this Lease, payable in advance on or before the first day of each month.”

(d)	The first sentence of Paragraph 22(g) of the Lease is hereby deleted in its entirety and the following language is substituted in its place:

“Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times upon at least twenty-four (24) hours’ prior notice, except in emergencies, for the purpose of inspecting the same, showing the same to prospective purchasers, tenants, lenders and other interested parties, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable.”

(e)	The following language is hereby added at the end of Paragraph 22(i) of the Lease:

“and liabilities accruing prior to such sale.”

(f)	The following language is hereby added as Paragraph 22(l) of the Lease:

“(l) Except as otherwise set forth, whenever this Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.”

20.	Option to Extend Term:

(a)	Tenant shall have two (2) options to extend the term of the Lease (each, an “Option”), each for a five (5) year period (each, an “Option Period” and together the “Option Periods”) with the first Option Period commencing upon the expiration of the initial term of the Lease and the second Option Period commencing upon the expiration of the first Option Period; provided, however, such Options shall be subject to the following conditions:

(i)	At the time an Option is exercised, this Lease shall be in full force and effect and Tenant shall not be in default hereunder beyond applicable notice and cure periods, if any, and Tenant shall not have assigned or sublet all or more than fifty percent (50%) of the Premises to anyone other than a Permitted Transferee,

(ii)	An Option must be exercised by notice given to Landlord not earlier than twelve (12) months and not later than nine (9) months prior to the then-scheduled expiration of the term of this Lease;

(iii)	In the case of the second Option, the second Option may only be exercised if the first Option was validly exercised.

(b)	In the event the first Option is timely and effectively exercised, the term shall be extended for five (5) additional years, upon all of the terms and conditions of the Lease; provided, however, that the Base Rent shall be 95% of the then Fair Market Rental Value of the Premises plus the Cosmetic Improvement Allowance (defined below) as amortized over the first Option Period, paid as an increase in Base Rent of $2,125.70 per month if the Fair Market Rental Value for the first Option Period did not take into account an equivalent allowance provided to the Tenant. In the event the second Option is timely and effectively exercised, the term shall be extended for five (5) additional years, upon all of the terms and conditions of the Lease; provided, however, that there shall be no further options exercisable by Tenant and the Base Rent shall be 100% of the then Fair Market Rental Value of the Premises plus the Cosmetic Improvement Allowance as amortized over the second Option Period, paid as an increase in Base Rent of $2,124.70 per month if the Fair Market Rental Value for the second Option Period did not take into account an equivalent allowance provided to the Tenant.

(i)

For the purposes hereof, the “Fair Market Rental Value” of the Premises shall be the prevailing fair market rental for the Premises taking into account all relevant factors including, without limitation, the monthly rental rate per square foot of rentable area then prevailing for renewal transactions involving comparable improved space (without taking into account the value of improvements made by Tenant at its cost) in the Project, and renewal transactions involving comparable buildings in the City of Alameda. The determination of Fair Market Rental Value shall take into account the length of the Lease, the condition of the Premises, and tenant improvements. If Tenant in good faith disputes Landlord’s determination of Fair Market Rental Value, Tenant shall so notify Landlord and the parties shall negotiate in good faith to resolve the dispute. If such dispute is not resolved by negotiation between the parties within thirty (30) days, then Fair Market Rental Value shall be determined by appraisal. Tenant shall pay Base Rent when due based upon Landlord’s determination of Fair Market Rental Value, subject to retroactive adjustment between the parties if the determination by appraisal is different from Landlord’s determination.

(ii)	When Fair Market Rental Value is to be determined by appraisal, within ten (10) days after the expiration of the 30-day negotiation period, Landlord and Tenant shall each appoint as an appraiser, a real estate appraiser with at least ten (10) years of experience in appraising commercial real property in Alameda County, and give notice of such appointment to the other. If either Landlord or Tenant shall fail to appoint an appraiser within ten (10) days after receiving notice of the identity of the other party’s appointed appraiser, then the single appraiser appointed shall be the sole appraiser and determine the Fair Market Rental Value of the Premises. In the event each party appoints an appraiser, such appraisers shall, within thirty (30) days after the appointment of the last of them to be appointed, complete their determinations of Fair Market Rental Value and furnish the same to Landlord and Tenant. If the low appraisal varies from the higher appraisal by five percent (5%) or less, the Fair Market Rental Value shall be the average of the two valuations. If the low appraisal varies from the high appraisal by more than five percent (5%), the two appraisers shall, within ten (10) days after submission of the last appraisal report, appoint a third appraiser who shall meet the qualifications set forth in this paragraph. If the two appraisers shall be unable to agree on the selection of a third appraiser in a timely manner then either Landlord or Tenant may request such appointment by the presiding judge of the Superior Court of Alameda County. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for or against either party. Such third appraiser shall, within thirty (30) days after appointment, make a determination of Fair Market Rental Value and submit an appraisal report to Landlord and Tenant. The Fair Market Rental Value of the Premises shall be as determined by the third appraiser, unless it is less than the valuation set forth in the lower appraisal previously obtained, in which case the valuation set forth in the lower prior appraisal shall be controlling, or unless it is greater than the valuation set forth in the higher appraisal previously obtained, in which case the valuation set forth in the higher prior appraisal shall be controlling. All fees and costs incurred in connection with the determination of Fair Market Rental Value by appraisal shall be paid one-half by Landlord and one-half by Tenant.

(c)	At the commencement of each Option Period, for the purpose of Tenant’s cosmetic improvement of the Premises, Landlord agrees to contribute an amount equal to Ninety

Seven Five Hundred Ninety Thousand Dollars ($97,590.00) (each, a “Cosmetic Improvement Allowance”) toward the cost of Tenant redecorating and improving the Premises. In the event the cost of such redecorating and improving exceeds the Cosmetic Improvement Allowance, such excess amount shall be borne solely by Tenant. Tenant’s right to receive the Cosmetic Improvement Allowance is personal to Xenogen Corporation, a Delaware corporation, as the Tenant and no successor-in-interest to Tenant other than a Permitted Transferee, shall be entitled to receive any portion of the Cosmetic Improvement Allowance.

Upon written request from Tenant, Landlord shall pay to Tenant the Cosmetic Improvement Allowance within thirty (30) days after the commencement of an Option Period, provided Tenant has delivered to Landlord the following:

(i)	A copy of Tenant’s recorded, valid “Notice of Completion”, if applicable;

(ii)	A complete list of the names, addresses, telephone numbers and contract amounts for all contractors, subcontractors, vendors and/or suppliers providing materials and/or labor for Tenant’s cosmetic work;

(iii)	All mechanics’ lien releases from Tenant’s general contractor and all of its subcontractors and suppliers which have given Landlord a 20-day preliminary lien notice, which lien releases are final, unconditional and in legal form; and

(iv)	Copies of all building permits, indicating inspection and approval by the issuer of said permits, if any.

Landlord is hereby authorized to deduct any rent not paid when due under this Lease, if any, from a Cosmetic Improvement Allowance before any disbursement is made to Tenant.

(d)	Prior to the commencement of an Option Period, Tenant and Landlord shall execute an amendment to this Lease setting forth the Option Period and revised Base Rent, together with any amortization of a Cosmetic Improvement Allowance, if applicable.”

21.	Rooftop Satellite Equipment. Tenant shall have the right to install and maintain one (1) satellite dish, and appurtenant cabling and conduit (“Rooftop Satellite Equipment”) on the roof of the Building in a location designated by the Landlord. The cost of such Rooftop Satellite Equipment, installation and upkeep shall be Tenant’s sole responsibility. In installing any Rooftop Satellite Equipment on the Building, Tenant shall comply with the following:

(a)	Tenant shall first obtain all necessary permits and approvals from governmental authorities and any other entities having a right of approval;

(b)	the Rooftop Satellite Equipment shall not impair the waterproof membrane or the structural integrity of the roof of the Building;

(c)	Tenant shall first deliver to Landlord detailed drawings and specifications for the design and means of installation of the Rooftop Satellite Equipment which shall be subject to

Landlord’s prior consent which consent shall not unreasonably be withheld or delayed, but Landlord may require that and Rooftop Satellite Equipment be located to minimize its visibility, and/or that screens or walls be installed, at Tenant’s expense, to reduce the visibility of the Rooftop Satellite Equipment;

(d)	Tenant shall give Landlord ten (10) business days’ prior written notice before installing any component of the Rooftop Satellite Equipment;

(e)	upon the expiration or early termination of this Lease, Tenant, at Tenant’s sole expense, shall remove all Rooftop Satellite Equipment from the Building and restore it to its condition prior to such installation; and

(f)	Tenant shall reimburse Landlord on demand for the cost incurred for Landlord’s roof contractor to “hot mop” all roof penetrations required for installation of Rooftop Satellite Equipment.”

22.	Tenant’s Right to Early Termination. Tenant shall have a one-time option to terminate this Lease effective February 28, 2009 (the “Termination Date”) upon the following terms and conditions:

i.	At the time Tenant’s option is exercised, the Lease shall be in full force and effect and Tenant shall not be in default hereunder beyond applicable notice and cure periods, if any;

ii.	Tenant’s option to terminate must be exercised by notice given to Landlord at least nine (9) months prior to the Termination Date; and

iii.	Payment by Tenant to Landlord on or before the Termination Date of an amount equal to the sum of (1) the then-unamortized real estate commissions paid in connection with the execution of this Lease and (2) the product of four (4) and the monthly Base Rent and Tenant’s percentage share of Operating Expenses and Property Taxes otherwise payable as of the Termination Date.

If any of the above conditions are not met by Tenant, then Tenant’s right to an early termination of the Lease as provided in this Section shall terminate and be of no further force or effect.

23.	Right of First Offer.

(a)

Tenant shall have a right of first offer, to expand the Premises by adding the adjacent premises as shown on Exhibit A to the Lease (the “Expansion Space”). At any time following the Effective Date of this Lease, upon Landlord’s receipt of a bona fide offer and before entering into any such lease with the offeror for the Expansion Space or any portion thereof for a term that overlaps the term of this Lease, in whole or in part, Landlord shall provide Tenant with notice (“First Offer Notice”) of Landlord’s receipt of offer and Tenant shall have the option, exercisable by notice to Landlord given within seven (7) days of such First Offer Notice to cause the Expansion Space to be added to the Premises. If Landlord does not then enter into a lease for the Expansion Space with the offeror whose offer was the subject of a First Offer Notice, then if Landlord receives another bona fide offer to Lease the Expansion Space, Landlord shall give another First Offer Notice as described above. If and when Landlord enters into a lease for the Expansion Space with a lessee other than Tenant after complying with the requirements of this Section 23, Tenant shall have no further rights under this Section 23. Tenant’s option hereunder may also be exercised by Tenant at any time prior to receipt of the First Offer Notice.

(b)	Within five (5) days following Tenant’s notice of exercise as described above, Landlord and Tenant shall enter into an amendment of this Lease adding the Expansion Space to the Premises, effective on the earlier of the commencement date set forth in the First Offer Notice or sixty (60) days following the date of Landlord’s First Offer Notice. If the right of first offer is exercised on or prior to March 1, 2006, such amendment shall provide that the Base Rent and Tenant’s percentage share of increases in Operating Expenses and Property Taxes shall be increased in direct proportion to the increase in the rentable area of the Premises resulting from adding the Expansion Space, and Landlord shall provide a tenant improvement allowance in an amount equal to the product of the rentable area of the Expansion Space multiplied by the number of months in the term of this Lease remaining after Tenant takes possession of the Expansion Space multiplied by $0.035. If the right of first offer is exercised after March 1, 2006, the amendment adding the Expansion Premises to the Lease shall provide that the Base Rent shall be increased by the amount of the then fair market rental of the Expansion Space, Tenant’s percentage share of increases in Operating Expenses and Property Taxes shall be increased in direct proportion to the increase in the rentable area of the Premises resulting from adding the Expansion Space and there shall be an additional tenant improvement allowance, if any, which is commensurate with the determination of fair market rent for the Expansion Space. If Landlord and Tenant are unable to agree upon the fair market rental value of the Expansion Space, the same shall be determined in accordance with Paragraph 20(b) of this Addendum. If the right of first offer is exercised on or prior to March 1, 2006, Landlord shall be responsible for performing in the Expansion Space the same Landlord’s Work that it was required to perform for the original Premises.

(c)	If Tenant does not elect to lease the Expansion Space, Landlord shall be free to lease it to others without further reference to Tenant.

24.	Signage. Tenant shall be allowed, at its expense, to place a sign at the entry to its premises in accordance with Marina Village Signage Criteria and any applicable governmental regulations.

25.	Parking. Tenant shall be entitled to the free non-exclusive use of parking, on a non-designated basis, at the rate of 3.4 spaces per 1,000 rentable square feet of Tenant’s leased Premises.

26.

Decontamination and Decommissioning. Prior to the Commencement Date, Landlord shall, if Landlord so elects in Landlord’s sole discretion, be responsible for and complete, the decommissioning and decontamination of the Premises, and all systems and equipment operated thereon by prior tenants. Landlord shall obtain all closure documents or hazardous materials permits required to be obtained from state, county and local governmental authorities with respect to the Premises prior to the Commencement Date. The parties acknowledge and agree that, prior to the Effective Date, Landlord delivered to Tenant copies of all hazardous materials permits and closure documents related thereto issued with respect to the Premises prior to the Effective Date. On the Commencement Date, Landlord shall guarantee to Tenant that, to the best of Landlord’s knowledge, that the Premises are free of Hazardous Materials. Landlord agrees to indemnify and hold Tenant harmless from any and all past, present and future costs, expenses, damages and losses to the extent caused by (a) the existence of Hazardous Materials in, at or under the Building or (b) the drainage of Hazardous Materials from the Building, but solely to the extent such existence or drainage commenced prior to the Commencement Date and did not occur as a result of any action by Tenant, its officer, employees, contractors or agents.

27.	Effectiveness of Lease. This Lease is conditioned upon (a) the concurrent execution of Amendment No. 4 to the 860 Atlantic Lease; (b) the concurrent execution of Amendment No. 2 to the Challenger Lease; (c) Landlord’s lender having executed the SNDA and Landlord having received the consent of its lender to this Lease, reasonable evidence of which Landlord shall promptly deliver to Tenant; and (d) the satisfaction of all of the conditions set forth in Section 9 of Amendment No. 4 to the 860 Atlantic Lease and all of the conditions set forth in Section 19 of Amendment No. 2 to the Challenger Lease, reasonable evidence of which Landlord shall promptly deliver to Tenant.

28.	Specialized Improvements. Subject to the provisions of Paragraph 8(c) of the Lease and Landlord’s election to require a separate, additional security deposit hereunder, Tenant may install improvements in the Premises that relate to its permitted uses hereunder, such as lab facilities, that are not ordinary office use improvements (collectively, “Specialized Improvements”). Tenant shall have the right to remove the Specialized Improvements, at Tenant’s sole expense, at the expiration or termination of the Lease provided that Tenant fully restores the Premises to their building standard, open configuration condition, as existed prior to the installation of such Specialized Improvements, including, without limitation, removing or capping utility supply lines and waste return lines as directed by Landlord. Landlord shall have the option to require that Tenant deposit a separate, additional security deposit in connection with the installation of any Specialized Improvements. In determining whether to exercise such option, Landlord shall consider the nature of the Specialized Improvements, the amount of the Deposit then held pursuant to Paragraph 16, and Tenant’s financial condition at the time of Tenant’s request to install Specialized Improvements. Any separate, additional security deposit required by Landlord with respect to the Specialized Improvements shall be held by Landlord as security for the performance of Tenant’s obligations hereunder with respect to removal of the Specialized Improvements and restoration of the Premises, but shall otherwise be subject to the terms of Paragraph 16 of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum to the Lease on the Effective Date.

TENANT:	LANDLORD:

XENOGEN CORPORATION, a Delaware corporation	ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership

By:	By:	Vintage Alameda Investments, LP a California limited partnership,
Name:
Title:		By:	Vintage Properties-Alameda Commercial, a California corporation, managing general partner

By:			By:
Name:			Name:	Joseph R. Seiger
Title:			Title:	President

Date:			Date:

SCHEDULE 19

Form of SNDA

See attached.

MARINA VILLAGE

EXHIBIT B

PROVISIONS RELATING TO THE DESIGN AND

CONSTRUCTION OF TENANT’S WORK

I. GENERAL REQUIREMENTS

A. Tenant’s Plans.

(1) Prior to Tenant preparing calculations, drawings and specifications, and a construction schedule (collectively referred to as “Tenant’s Plans”) that pertain to Tenant’s Work described in Section III of this Exhibit B, Tenant’s architect and engineer(s) shall thoroughly familiarize themselves with this Exhibit B and all local building codes, and shall verify by physical inspection and measurement all existing job conditions within and adjacent to the Premises. Tenant’s Plans shall be prepared with full knowledge of and in compliance with this Exhibit B and all city, county and state ordinances, rules and regulations relating thereto including, without limitation, the energy conservation and handicap access requirements of the State of California. Tenant’s architect and engineer(s) shall be fully qualified and licensed to prepare the drawings required below.

(2) Within sixty (60) days after the Effective Date of the Lease, Tenant shall submit to Landlord three (3) sets of prints and one (1) reproducible transparency of fully detailed and dimensioned 1/4” scale construction drawings prepared at Tenant’s expense by Tenant’s architect, who shall be licensed in the State of California. These construction drawings shall include the following: (a) floor plans, reflected ceiling plans; elevations of the specialized improvements; and door, finish and color schedules; (b) electrical drawings prepared by an electrical engineer, who shall be licensed in the State of California, including circuitry plans, panel schedules, riser diagrams, load calculations, and all calculations and forms required by applicable statutes and codes; and (c) mechanical drawings prepared by a mechanical engineer licensed in the State of California, including heating, ventilating and air conditioning design calculations, an equipment schedule and specifications, the design for the air distribution duct work system, smoke exhaust system, exhaust fan(s), plumbing fixtures and piping specifications, and all calculations and completed forms required by applicable statutes and codes.

B. Approval of Tenant’s Plans.

(1) The design and quality of all work and installations undertaken by Tenant in the Premises shall be subject to the approval of Landlord’s architect and in accordance with all laws, regulations, codes, ordinances and other governmental regulations relating thereto. If Tenant’s Plans are not approved, for any reason whatsoever, within one hundred five (105) days after the Effective Date despite Landlord’s and Tenant’s reasonable and good faith efforts to come to an agreement regarding Tenant’s Plans, Landlord shall have no further obligation to approve said Plans and either party shall have the right to terminate this Lease upon written notice to the other party given within five business (5) days of the end of such 105-day period (the “Plan Termination Right”). If neither party shall have given such notice to the other party within such five (5) business day period, the Lease shall continue in full force and effect.

(2) Landlord and/or its architect shall review Tenant’s Plans for their conformance with provisions contained within this Exhibit B. Where final plans conflict with this Exhibit B, the provisions of this Exhibit B shall prevail. If Tenant’s Plans are approved, such approval shall in no event create any responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with any and all laws, regulations, codes, ordinances and other governmental regulations and shall not relieve Tenant of Tenant’s responsibility to verify such compliance and all job conditions including, without limitation, dimensions, locations, clearances and property lines.

(3) Any subsequent material changes, modifications or alterations to Tenant’s Plans requested by Tenant before completion of Tenant’s Work shall be subject to review and approval by Landlord and/or its architect (which approval shall not be unreasonably withheld, conditioned or delayed), and Tenant shall pay any additional reasonable costs and expenses incurred in connection with said processing, including any additional fees of Landlord’s architect. Landlord shall have the right to demand that Tenant pay such costs and expenses in advance of Landlord’s processing such a request. No such material changes, modifications or alterations in said approved plans shall be made without the prior consent of Landlord after written request therefor by Tenant, which consent shall not be unreasonably withheld, conditioned or delayed.

C. Building Permit for Tenant’s Work. Promptly following Landlord’s approval of Tenant’s Plans, Tenant shall apply for requisite building permits. If the governmental agency with jurisdiction refuses to issue a building permit for Tenant’s Work, Tenant shall immediately make all necessary corrections required by said agency. Upon said agency’s approval of Tenant’s plan check and permit application, Tenant or Tenant’s contractor shall pick up the building permit from said agency. Tenant shall pay for all building department plan review and permit fees required to obtain a building permit for Tenant’s Work.

D. Construction of Tenant’s Work.

(1) Subject to substantial completion by Landlord of Landlord’s Work, Landlord shall deliver possession of the Premises to Tenant in good condition with the Building structure, all building systems, to the extent existing after completion of Landlord’s Work, and the roof in good operating condition and Tenant shall otherwise accept the Premises in its ‘as-is’ condition as of the date of delivery by Landlord. Subject to the other terms of this Lease, Tenant waives any right or claim Tenant may have against Landlord for any cause directly or indirectly arising out of the condition or delay in delivery of possession of the Premises, appurtenances thereto, the improvements thereon and the equipment thereof.

(2) Tenant shall, at its own expense, construct to completion in accordance with the construction schedule approved as part of Tenant’s Plans those improvements described as “Tenant’s Work” in Section III of this Exhibit B. Tenant shall construct Tenant’s Work in a good workmanlike and professional manner and in accordance with generally accepted engineering practices, subject to Landlord’s approval exercised in Landlord’s reasonable judgment. Tenant’s Work shall be constructed in accordance with Tenant’s Plans which shall have been approved by Landlord and shall comply with all city, county and state ordinances, rules and regulations relating thereto. To the extent Tenant’s actual construction schedule materially varies from the schedule that was approved by Landlord as part of Tenant’s Plans, Tenant shall request Landlord’s approval for any such material change, which approval will not be unreasonably withheld, conditioned or delayed.

(3) From the commencement of Tenant’s Work, Tenant shall maintain insurance in accordance with Paragraph 9 of the Lease.

(4) Tenant shall deliver the original evidence of approval of final building permit inspection to Landlord as soon as reasonably practicable, but in no event later than thirty (30) days after, completion of Tenant’s Work or of Tenant’s opening for business, whichever occurs first. Tenant shall record a Notice of Completion promptly following completion of Tenant’s Work and shall promptly forward a copy thereof to Landlord.

E. Intentionally deleted.

F. Temporary Construction Facilities. During the performance of Tenant’s Work, Tenant shall be responsible for the removal from the Project on a daily basis of all trash, construction debris and surplus construction materials or, at Landlord’s option, the placement on a regular basis of such trash, debris and materials in Landlord designated receptacles. Landlord may, at its option, provide trash receptacles at a central location for Tenant’s use during Tenant’s construction. Landlord shall cause such receptacles to be emptied and trash removed at a cost to Tenant and Tenant shall reimburse Landlord for its costs incurred in connection therewith. During Tenant’s performance of Tenant’s Work, Tenant shall remove on a regular basis, all of its trash and debris and properly deposit same in the centrally located trash receptacles.

II. DESCRIPTION OF LANDLORD’S WORK

Upon delivery of the Premises to Tenant, Landlord shall have performed all of the following work (“Landlord’s Work”), except as provided for in this section, at the Premises at Landlord’s cost and expense and in a good and workmanlike manner and in compliance with all laws, rules and regulations: (a) the Premises shall have one dedicated 800 amp electrical service section at 480 volts and exclusive use of an additional 200 amp electrical service section at 480 volts; (b) the Building will be separately metered for multiple tenants, (c) Landlord shall install sufficient roof mounted package HVAC units servicing the Premises to provide HVAC service consistent with other office-tech buildings in the Project, which units shall have a cooling capacity of approximately 1 ton per 1,500 square feet of space and shall be located as mutually agreed by Landlord and Tenant; (d) the Premises shall be code compliant with respect to the base building main fire alarm panel, building structure, bathrooms and public areas serving the Premises (including any shared bathrooms) and existing on the Effective Date, including the exterior paths of travel, and Landlord shall separately demise the Premises from the balance of the Building; (e) in the event asbestos containing materials are found in the Premises, such materials shall be removed; (f) a new roof shall be installed on the Building; (g) all existing duct work shall be removed from the Premises, except to the extent such duct work services any bathrooms existing within the Premises on the Effective Date; (h) the foundation of the Premises shall be level to allow the installation of flooring by Tenant; (i) all interior, non-load bearing structures in the Premises shall be demolished, provided that Landlord shall not demolish any bathrooms existing within the Premises on the Effective Date; (j) existing fire sprinkler lines shall be in good working condition; (k) all exhaust fans in the Premises shall be removed, except to the extent such exhaust fans service any bathrooms existing within the Premises on the Effective Date; (l) the utilities systems serving the Premises but not located within the Building, except to the extent servicing any bathrooms existing within the Premises on the Effective Date, shall be in good working condition; and (m) Landlord at its sole discretion shall have the right to remove the existing chiller located on the roof and such removal shall be at Landlord’s sole cost and expense. Notwithstanding anything to the contrary herein, any portion of Landlord’s Work that is to be constructed or performed outside of the interior of the Premises and/or on the roof of the Building, including installation of a new roof and of new roof-top HVAC units, may be constructed or performed by Landlord within sixty 60) after the Commencement Date of the Lease. Landlord’s obligation with respect to the installation of new roof-top HVAC units as described in clause (c) above, shall be conditioned upon Tenant giving notice to Landlord no later than March 15, 2005 of Tenant’s preference as to the location of the roof mounted HVAC units so that Landlord can develop its plan for installation of such units. To the extent Landlord has not received such notification by March 15, 2005, the 60-day period following the Commencement Date for completion of installation of the HVAC units shall be extended on a day for day basis by the number of days beyond March 15, 2005 that Tenant fails to deliver such notification to Landlord. No extension of the Commencement Date pursuant to the preceding sentence shall extend the Premises Return Date under the 860 Atlantic Lease. Subject to the foregoing, Landlord shall use reasonable efforts to deliver the Premises to Tenant with all of the Landlord’s Work (except for the installment of the new roof and HVAC units) complete on or before May 1, 2005.

III. DESCRIPTION OF TENANT’S WORK

A. General. “Tenant’s Work” shall include the purchase and/or installation of all of the improvements described in Tenant’s Plans and any other items permanently affixed to the Premises which are not described in Sections II, which are necessary to complete construction of works of improvement and fixtures within the Premises.

B. Design Criteria

1. Structural. Any alteration, additions or reinforcements to Landlord’s structure required to accommodate Tenant’s Work shall be performed only with Landlord’s architect’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) and only by Landlord at competitive rates, at Tenant’s expense. Tenant shall pay, upon receipt of invoice and without setoff or deduction, any costs associated with the Landlord’s structural engineer’s review and approval of Tenant’s proposed alterations, additions or reinforcements.

2. Roof. Except as otherwise set forth in the Lease, there shall be no penetrations of the roof or installation of radio or television antennas or any rooftop equipment without the prior written approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and all appropriate governing agencies. All roof penetrations

(which shall include, without limitation, equipment platforms, curbs and multiple pipe enclosures) and equipment locations required by Tenant and approved by Landlord, Landlord’s architect, and said governing agencies shall be at Tenant’s expense and subject to the conditions of said approval. At Landlord’s option, all such work shall be engineered and installed by Landlord’s contractor in accordance with standard project details as provided by Landlord’s architect at competitive rates. Any roof screens or screening devices required by Landlord, Landlord’s architect, and said governing agencies shall be designed by Landlord’s architect and at Landlord’s option installed by Landlord’s contractor at Tenant’s expense. All flashing, counterflashing and roofing repairs shall conform to the project roofing specifications and such work shall be paid for by Tenant but shall be performed by Landlord’s roofing subcontractor.

IV. TENANT’S USE OF A CONTRACTOR

A. Contractor Selection. Tenant’s contractor for the construction of Tenant’s Work shall be subject to Landlord’s prior approval which shall not unreasonably be withheld, provided such contractor is bondable and properly licensed. Any of Tenant’s Work in connection with the automatic fire sprinklers, air conditioning work required by Tenant and roof penetration (if Landlord so elects) shall be performed by Landlord’s contractor (or, at Landlord’s option, Tenant’s contractor), at Tenant’s expense at competitive rates.

B. Special Conditions. Tenant shall incorporate into a written agreement with its contractor the following items as “Special Conditions”:

1. Tenant’s contractor shall diligently perform said work in a manner and at times which do not impede or delay Landlord in the completion of the Premises or any other portion of the Project. Any delays in the completion of the Premises caused by Tenant’s contractor shall not relieve Tenant of any obligation under this Lease.

2. Tenant’s contractor shall be responsible for the repair, replacement or cleanup of any damage caused by Tenant’s contractor to any other contractor’s work in any area of the Project.

3. Tenant’s contractor shall obtain written approval from Landlord prior to penetrating any floor slab. Landlord’s approval shall not relieve Tenant or Tenant’s contractor from responsibility for damage to Landlord’s Work and/or any other tenant’s work because of penetration by Tenant. Where Tenant’s floor slab is placed on grade, Tenant’s contractor shall accept the Premises prior to starting any trenching operations. Tenant’s contractor shall perform any rework of subbase or compaction required after the contractor’s initial acceptance of the Premises in accordance with the project specifications and shall remove from the Project any excess dirt or debris created thereby.

4. Tenant’s contractor shall store all construction materials and contain all operations within the Premises and such other space as Landlord may specifically permit. All trash, construction debris and surplus construction materials shall be promptly removed from the Premises and handled in accordance with the provisions of this Exhibit B.

5. Tenant’s contractor shall provide written notice to Landlord or Landlord’s manager of any work to be done on weekends or other than normal job hours, and Tenant shall pay all costs associated therewith.

6. Tenant and Tenant’s contractor shall comply with all applicable laws, codes, rules and regulations governing the performance of Tenant’s Work, including all rules established by Landlord’s manager for construction in the Project.

7. Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance for its contractor in accordance with the requirements set forth in the Lease.

8. Tenant’s contractor or subcontractors shall not post signs on any part of the Project or the Premises.

9. Any and all work performed by Tenant or Tenant’s contractor shall be performed in a manner so as to avoid any labor dispute which results in a stoppage or impairment of work, deliveries or any other service in the Project. If there shall be any such stoppage or impairment as the result of any such labor dispute, Tenant shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute, including, without limitation, (a) removing all disputants from the job site until such time as the labor dispute no longer exists, (b) seeking a temporary restraining order and other injunctive relief with regard to illegal union activities or a breach of contract between Tenant and Tenant’s contractor, and (c) filing appropriate unfair labor practice charges.

10. Prior to the commencement of Tenant’s Work,    , if Tenant is anyone other than Xenogen Corporation, a Delaware corporation, or a Permitted Transferee, Tenant shall obtain, or cause its contractor to obtain performance and payment bonds covering the faithful performance of the contract for the construction of Tenant’s Work and payment of suppliers and subcontractors. The performance bond shall be in an amount equal to one hundred percent (100%) of the full amount of the contract price, conditioned on the contractor’s faithful performance of the contract. Said performance bond shall name Landlord and Tenant as co-obligees, shall be given by a sufficient surety which is satisfactory to Landlord, and shall be in such form as Landlord shall approve in its sole discretion.

V. CONSTRUCTION ALLOWANCE

Notwithstanding anything to the contrary contained in this Exhibit B for the purpose of the Tenant’s initial construction of the Premises, Landlord agrees to contribute an amount equal to Forty Eight Thousand Seven Hundred Ninety-Five and No/100ths Dollars ($48,795.00) (the “Construction Allowance”) toward the cost of Tenant’s Work. In the event the cost of Tenant’s Work exceeds the Construction Allowance, such excess amount shall be borne solely by Tenant. Landlord and Tenant acknowledge and agree that, if Tenant timely exercises the Transfer Right set forth in Paragraph V of Exhibit D to the Challenger Lease, all or a portion of the 2061 Construction Allowance, as defined in the Challenger Lease, shall be transferred and made available for Tenant’s use in accordance with the terms of this Exhibit B as a part of the Construction Allowance and all references herein to the Construction Allowance shall be deemed thereafter to also include the transferred portion of the 2061 Construction Allowance.

Upon written request from Tenant made within two (2) years after the Commencement Date and from time to time but not more than on a monthly basis, Landlord shall pay to Tenant all or a portion of the Construction Allowance, as described below, within thirty (30) days after receiving an invoice therefor, as such costs are incurred by Tenant and after the Tenant has delivered to Landlord the following:

1.	For the final payment, an executed Tenant’s estoppel certificate in accordance with Paragraph 17 of the Lease;

2.	For the final payment, a copy of Tenant’s recorded, valid “Notice of Completion”;

3.	A complete list of the names, addresses, telephone numbers and contract amounts for all contractors, subcontractors, vendors and/or suppliers providing materials and/or labor for Tenant’s Work;

4.	All mechanics’ lien releases from Tenant’s general contractor and all of its subcontractors and suppliers which have given Landlord a 20-day preliminary lien notice, which lien releases, with respect to progress payments shall be the appropriate conditional and unconditional lien releases, and with respect to the final payment, are final, unconditional and in legal form;

5.	For the final payment, copies of all building permits, indicating inspection and approval by the issuer of said permits; and

6.	For the final payment, an architect’s certification that the Premises have been constructed in accordance with Tenant’s approved Plans and are materially complete in accordance with this Exhibit B except for items typically found on a “punch list.”

7.	For any payment, a written representation from the general contractor and each subcontractor or supplier for whom payment of an invoice is requested stating what percentage of the total work such person or entity is under contract to perform has been completed to date.

Landlord is hereby authorized to deduct the cost of any additional work performed by Landlord for the benefit of Tenant (other than the Landlord’s Work) at the request of Tenant, if any, as well as any rentals owing under this Lease, if any, from the Construction Allowance before any disbursement is made to Tenant.

Within thirty (30) days of Tenant’s delivery of the foregoing information, Landlord shall pay to Tenant an amount that (when added to any prior disbursements by Landlord, if any) will equal (a) that portion of the total estimated cost for the completion of Tenant’s Work, as mutually agreed by Landlord and Tenant in writing prior to the commencement of construction of Tenant’s Work, incurred before the date of Tenant’s request for payment, multiplied by (b) a fraction, the numerator of which is equal to the Construction Allowance and the denominator of which is equal to the total estimated cost for the completion of Tenant’s Work, as mutually agreed by Landlord and Tenant in writing prior to the commencement of construction of Tenant’s Work.

MARINA VILLAGE

EXHIBIT C

VERIFICATION MEMORANDUM

Re: Net Office-Tech Lease dated March 1, 2005 between ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership (“Landlord”), and XENOGEN, INC., a Delaware corporation (“Tenant”), and for Premises known as 850 Marina Village Parkway, Alameda, California. Tenant hereby verifies that the dates and amounts stated below are correct and further acknowledges and accepts possession of the Premises.

Area:	rentable square feet

Commencement Date:	, 2005

Expiration Date:	, 2011

Option(s) to Extend:	Two (2) options to extend, each for five (5) years

Initial Base Rent:	$ /Month

TENANT:	LANDLORD:

XENOGEN, INC. a Delaware corporation	ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership

By:	By:	Vintage Alameda Investments, LP, a California limited partnership, operating general partner

Title:		By:	Vintage Properties-Alameda Commercial, a California corporation, managing general partner

By:
Joseph R. Seiger
			Title:	President